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                                                                 Exhibit 4.6

                         MANUFACTURERS' SERVICES LIMITED

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

                  This FIRST AMENDED AND RESTATED CREDIT AGREEMENT is dated as of September 29, 2000 and entered into by and among MANUFACTURERS' SERVICES LIMITED, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 2.1 HERETO (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent for Lenders (in such capacity, "SYNDICATION AGENT"), ABN AMRO BANK N.V. and BARCLAYS BANK PLC, as co-documentation agents for Lenders (in such capacity, "DOCUMENTATION AGENTS"), and BANK OF AMERICA, N.A. ("BOFA"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), as letter of credit issuing bank (in such capacity, "ISSUING LENDER") and as collateral agent (in such capacity, "COLLATERAL AGENT").

                                 R E C I T A L S

                  WHEREAS, pursuant to the Credit Agreement dated as of August 17, 2000 among the parties (the "ORIGINAL CREDIT AGREEMENT") Lenders, at the request of Company, agreed to extend certain credit facilities to Company, the proceeds of which were used or to be used (i) to repay existing Indebtedness and (ii) to provide financing for acquisitions, working capital and other general corporate purposes of Company and its Subsidiaries;

                  WHEREAS, Company secured all of the Obligations under the Original Credit Agreement and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of its personal property and certain of its real property, including a pledge of all of the capital stock of each of its Domestic Subsidiaries and 66% of the capital stock of its directly owned Foreign Subsidiaries;

                  WHEREAS, the Domestic Subsidiaries of Company guaranteed the Obligations under the Original Credit Agreement and under the other Loan Documents and secured their guaranties by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of their personal property and certain of their real property, including a pledge of all of the capital stock of their Domestic Subsidiaries, excluding certain nonoperating subsidiaries, and 66% of the capital stock of their Foreign Subsidiaries, excluding certain nonoperating subsidiaries;

                  WHEREAS, Company and Manufacturers' Services Salt Lake City Operations, Inc., a Delaware corporation ("MSL SLC"), have entered into an agreement with 3Com Corporation ("3COM") with respect to the acquisition by MSL SLC of assets, inventory and a lease of a manufacturing facility located in Mt. Prospect, Illinois (the "ACQUISITION");

                  WHEREAS, in order to finance a portion of the consideration for the Acquisition and costs related thereto and for other working capital and general corporate purposes, Company desires to increase Commitments under the Original Credit Agreement and borrow $85,000,000 in new Term Loans pursuant thereto; and

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                  WHEREAS, Company, certain Lenders party to the Original
Credit Agreement (which Lenders included Requisite Lenders), Acquisition Term Loan Lenders (as herein defined), Subsidiary Guarantors listed on the signature pages thereof, Syndication Agent and Administrative Agent have entered into a First Amendment Agreement and Consent dated as of September 29, 2000 pursuant to which Lenders agreed to consent to the Acquisition, the incurrence of Term Loans by Company (increasing Commitments hereunder) and amendments to the Original Credit Agreement and the parties further agreed to effectuate such amendments by amending and restating the Original Credit Agreement in its entirety;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Syndication Agent, Documentation Agents, Issuing Bank, Collateral Agent and Administrative Agent agree as follows:

SECTION 1.        DEFINITIONS

         1.1      CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ACQUISITION" has the meaning set forth in the recitals hereto.

                  "ACQUISITION AGREEMENT" means the Asset Purchase Agreement, dated September 26, 2000, among Company, MSL SLC and 3Com relating to the Acquisition and all related documents between the parties thereto.

                  "ACQUISITION TERM LOAN EXPOSURE" means, with respect to any Acquisition Term Loan Lender as of any date of determination (i) prior to the funding of the Acquisition Term Loans, that Lender's Acquisition Term Loan Commitment and (ii) after the funding of the Acquisition Term Loans, the outstanding principal amount of the Acquisition Term Loan of that Lender.

                  "ACQUISITION TERM LOAN FUNDING DATE" means the Funding Date for the Acquisition Term Loans.

                  "ACQUISITION TERM LOANS" means the Acquisition Term Loans made by Acquisition Term Loan Lenders to Company pursuant to subsection 2.1A(iii).

                  "ACQUISITION TERM LOAN COMMITMENT" means the commitment of a Lender to make Acquisition Term Loans to Company pursuant to subsection 2.1A(iii) and "ACQUISITION TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "ACQUISITION TERM LOAN LENDER" means any Lender who holds an Acquisition Term Loan Commitment, or who has made an Acquisition Term Loan hereunder and any assignee of such Lender pursuant to subsection 11.1B.

                  "ADDITIONAL MORTGAGED PROPERTY" has the meaning set forth in subsection 6.9.

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                  "ADDITIONAL MORTGAGES" has the meaning set forth in
subsection 6.9.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AFFILIATED FUND" means, with respect to any Lender, a fund that invests in commercial loans and is managed by the same investment advisor as such Lender, an Affiliate of such Lender or by an Affiliate of the same investment advisor of such Lender.

                  "AGENTS" means Administrative Agent, Syndication Agent, Collateral Agent and, for purposes of subsections 9.2D, 9.2E, 9.3, 9.4, 11.3 and 11.18 only, Documentation Agents and DLJ and Banc of America Securities LLC, in their capacities as Lead Arranger and Co-Arranger, respectively.

                  "AGREEMENT" means this First Amended and Restated Credit Agreement dated as of September 29, 2000, as it may be amended, supplemented or otherwise modified from time to time.

                  "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) Cash Equivalents, (c) obsolete equipment or equipment no longer used or useful in the business of Company or any of its Subsidiaries sold for not in excess of $1,000,000 in the aggregate for each Fiscal Year, and (d) any such other assets to the extent that (x) the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less and (y) the aggregate value of such assets sold in any Fiscal Year is equal to $3,000,000 or less).

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT IX annexed hereto.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

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                  "BASE RATE" means, at any time, the higher of (i) the
Reference Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BASE RATE MARGIN" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

                  "BOFA" has the meaning assigned to that term in the introduction to this Agreement.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the states of New York or California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and
(ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR or any LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination,
(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or
(b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested

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continuously in the types of investments referred to in clauses (i) and (ii)
above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) the reasonable foreign currency equivalents of any of the foregoing items (i) through (iv) held by any Foreign Subsidiary.

                  "CHANGE IN CONTROL" means any of the following: (i) any Person (other than a Permitted Holder) acting in concert with one or more other Persons (other than any Permitted Holder) shall have acquired beneficial ownership, directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Company entitled to vote in the election of members of the Governing Body of Company, other than Securities having such power only by reason of the happening of a contingency; (ii) the occurrence of a change in the composition of the Governing Body of Company such that a majority of the members of any such Governing Body are not Continuing Members; and (iii) the occurrence of any "Change of Control" as defined in any indenture, other agreement or certificate of designation of preferences relating to Subordinated Indebtedness or preferred stock of Company. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

                  "CLASS" means, as applied to Lenders, each of the following classes of Lenders: (i) Lenders having Revolving Loan Exposure, (ii) Lenders having Acquisition Term Loan Exposure and (iii) Lenders having Term Loan Exposure with respect to any additional Tranche of Term Loans (whether created pursuant to the Increased Commitment Agreement or otherwise), each group of Lenders having a commitment for a separate Tranche of Loans constituting a Class.

                  "CLOSING DATE" means August 17, 2000, on which the initial Loans are made.

                  "CLOSING DATE MORTGAGED PROPERTY" has the meaning set forth in subsection 4.1K.

                  "CLOSING DATE MORTGAGES" has the meaning set forth in subsection 4.1K.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock and similar equity interests) on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Security Agreement.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Foreign Pledge Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                  "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the

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purchase of any materials, goods or services by Company or any of its
Subsidiaries in the ordinary course of business of Company or such Subsidiary.

                  "COMMITMENTS" means the commitments of Lenders to make Revolving Loans as set forth in subsection 2.1A(i) PLUS the commitments of the Acquisition Term Loan Lenders to make Acquisition Term Loans as set forth in subsection 2.1A(iii) plus any Increased Commitments pursuant to subsection 2.10.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VI annexed hereto.

                  "CONFIDENTIAL INFORMATION MEMORANDUM" means collectively, the Confidential Information Memorandum dated July 2000 and the Confidential Information Memorandum dated September 2000, each prepared by Syndication Agent relating to the credit facilities evidenced by this Agreement.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries, excluding expenditures described in clauses (v) and (vii) of subsection 7.3.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period EXCLUDING, HOWEVER, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                  "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense,
(vi) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), (vii) charges incurred in such period related to litigation with Lockheed Martin Corporation in an amount not in excess of $6,000,000 in the aggregate for all periods and (viii) Transaction Costs, but only, in the case of clauses (ii)-(viii), to the extent deducted in the calculation of Consolidated Net Income, LESS other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; PROVIDED that for purposes of subsection 7.6 only all components of Consolidated EBITDA for any four-Fiscal Quarter period shall, without duplication, include or exclude, as the case may be, such components of Consolidated EBITDA attributable to any business or assets that have been acquired or disposed of (and any related Indebtedness that has

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been incurred or repaid) by Company or any of its Subsidiaries after the first day of such four-Fiscal Quarter period and prior to the end of such period, as determined in good faith by Company on a pro forma basis for such period as if such acquisition or disposition had occurred and related Indebtedness had been incurred or repaid on such first day of such period.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) scheduled principal payments in respect of Consolidated Total Debt (excluding scheduled principal payments in respect of Indebtedness under the Existing Credit Agreement), (iii) provisions for taxes based on income actually paid in Cash or provisions for Cash income taxes and
(iv) Consolidated Capital Expenditures, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amortization of debt issuance costs incurred in connection with the Existing Credit Agreement and this Agreement, including any amounts referred to in subsection 2.3 payable to Agents and Lenders and amounts referred to in subsection 11.2 on or before the Closing Date.

                  "CONSOLIDATED LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) the sum of Consolidated Total Debt and the aggregate principal amount of all outstanding Letters of Credit as at such day to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses
(i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated

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deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTINUING MEMBER" means, as of any date of determination any member of the Governing Body of Company who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount

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of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders
(other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

                  "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which
(a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of subsection 2.4 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Revolving Loan Commitment, and
(iii) the date on which Company, Agents and Revolving Lenders waive all Funding Defaults of such Defaulting Lender in writing.

                  "DEFAULTING LENDER" has the meaning assigned to that term in subsection 2.9B.

                  "DEFAULTED REVOLVING LOAN" has the meaning assigned to that term in subsection 2.9B.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DLJ" has the meaning assigned to that term in the introduction to this Agreement.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

                  "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that
(1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (ii) any Lender, any Affiliate of any Lender and any Affiliated Fund of any Lender; PROVIDED that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

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                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan"
as defined in Section 3(3) of ERISA (i) which is maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates or (ii) with respect to which there is reasonably expected to be any potential or outstanding liability of Company or any of its Subsidiaries.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (ix) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXISTING CREDIT AGREEMENT" means the Credit Agreement, dated as of August 21, 1998, as amended through the date hereof, among Company, MSL Overseas Finance BV, DLJ Capital Funding, Inc., as syndication agent, Bank of America, N.A., as administrative agent, collateral agent and issuing lender, Bank of America International Limited, as sub-agent and the lenders named therein.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New
York City selected by Administrative Agent.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xii).

                  "FIRST AMENDMENT" means the First Amendment Agreement and Consent, dated as of September 29, 2000.

                  "FIRST AMENDMENT CLOSING DATE" means September 29, 2000.

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2A) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2A) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

                  "FLOOD HAZARD PROPERTY" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8 by Company or any Domestic Subsidiary that owns capital stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

                  "FOREIGN SUBSIDIARY" means any Subsidiary of Company that is not a Domestic Subsidiary.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent and Swing Line Lender designated for funding or payment in
SCHEDULE 11.8 or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "FUNDING DEFAULT" has the meaning assigned to that term in subsection 2.9B.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                  "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent order or consent decree of or from, or notice to, any Government Authority.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                  "INCREASED COMMITMENTS AGREEMENT" means the agreement entered into among Company, Agents, Lenders agreeing to increase their Revolving Loan Commitments, or become Term Loan Lenders, and Additional Lenders pursuant to subsection 2.10.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 11.3.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTEREST RATE EXCHANGER" means a Lender party to an Interest Rate Agreement.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements; PROVIDED, HOWEVER, that (a) current trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, and (b) advances and prepayments to suppliers for goods and services in the ordinary course of business are not Investments. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the return of capital with respect to, the original principal amount of any such Investment).

                  "IP COLLATERAL" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

                  "ISSUING LENDER" means BofA in its capacity as issuer of one or more Letters of Credit hereunder.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Agents, pursuant to which such lessor agrees, for the benefit of Collateral Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if any Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Collateral Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by an Agent within such period, such longer period as may reasonably be required) to cure such default, and (iii) to such other matters relating to such Leasehold Property as Collateral Agent may reasonably request.

                  "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at Issuing Lender as Issuing Lender shall request.

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property located in the United States, other than any such leasehold interest designated from time to time by Syndication Agent in its sole discretion as not being required to be included in the Collateral.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on SCHEDULE 2.1, together with their successors and permitted assigns pursuant to subsection 11.1 and any additional Lenders pursuant to subsection 2.10, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of Company pursuant to subsection 3.1.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Company.

                  "LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the rate per annum obtained by DIVIDING (i) the rate per annum (rounded upward to the nearest 1/100 of one percent) that appears on the Dow Jones Markets (Telerate) page 3750 (or such other comparable page as may, in the opinion of Administrative Agent, replace such page for the purpose of displaying such rate) with maturities comparable to such Interest Period as of approximately 11:00 a.m. (London time) on such Interest Rate Determination Date BY (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "LIBOR LOANS" means Loans bearing interest at rates determined by reference to LIBOR as provided in subsection 2.2A.

                  "LIBOR MARGIN" means the margin over LIBOR used in determining the rate of interest of LIBOR Loans pursuant to subsection 2.2A.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" or "LOANS" means one or more of the Revolving Loans, Term Loans or Swing Line Loans or any combination thereof.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit, the L/C Amendment Applications (and any other applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

                  "LOAN PARTY" means each of Company and any of Company's Domestic Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "MARGIN DETERMINATION CERTIFICATE" means an Officer's Certificate of Company delivered pursuant to 6.1(iv) setting forth in reasonable detail the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter during which such Officer's Certificate is delivered.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole or (ii) the material impairment of the ability of any Loan Party to perform, or of Agents or Lenders to enforce, the Obligations.

                  "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Agents to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

                  "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of EXHIBIT XII annexed hereto or in such other form as may be approved by Agents in their sole discretion, in each case with such changes thereto as may be recommended by Agents' local counsel based on local laws or customary local mortgage or deed of trust practices and approved by Company, or (ii) at Agents' option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Agents, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

                  "MOODY'S" means Moody's Investors Service, Inc. and its successors.

                  "MSL SLC" has the meaning set forth in the recitals hereto.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of such Asset Sale, (ii) transfer, sales, use and other taxes payable in connection with such Asset Sale, (iii) reasonable financial advisor's commissions and reasonable fees and expenses of counsel and other advisors in connection with such Asset Sale, and (iv) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale; provided, however, that Net Asset Sale proceeds shall not include any cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Company.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

                  "NET DEBT PROCEEDS" means the cash proceeds (net of any underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance or incurrence of Indebtedness by Company or any of its Subsidiaries.

                  "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii)(a).

                  "NOTES" means one or more of the Revolving Notes, Term Notes or Swing Line Note or any combination thereof.

                  "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT I annexed hereto.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

                  "OFFICER'S CERTIFICATE" means, as applied to any Person that is a corporation, partnership, trust or limited liability company, a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

                  "ORIGINAL CREDIT AGREEMENT" has the meaning set forth in the recitals hereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

                  (xii) licenses of Intellectual Property granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

                  (xiii) Liens on assets of Persons that become Subsidiaries after the date of this Agreement, PROVIDED, HOWEVER, that such Liens existed at the same time such Persons became Subsidiaries and were not created in anticipation thereof and, in any event, do not in the aggregate secure Indebtedness in excess of that permitted by subsection 7.1(viii);

                  (xiv) purchase money security interests on any property acquired or held by Company or its Subsidiaries in the ordinary course of business, securing Indebtedness permitted hereby incurred or assumed for the purpose of financing all or part of the costs of acquiring such property; PROVIDED THAT (a) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (b) such Lien attaches solely to the property so acquired in such transaction and its proceeds and (c) the principal amount of Indebtedness secured thereby does not exceed 100% of the cost of such property including transportation, installation and sales or use taxes and (d) such Liens in the aggregate do not exceed $3,000,000;

                  (xv) Liens solely on any cash money deposits made by Company or any Subsidiary in connection with any letter of intent or purchase agreement entered into by it; and

                  (xvi) Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets.

                  "PERMITTED HOLDER" means DLJ Merchant Banking Partners, L.P., and its Affiliates.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Security Agreement and Capital Stock of a Subsidiary pledged pursuant to any Foreign Pledge Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

                  "PROPOSED CAPITAL EXPENDITURES" means, for any Fiscal Year, 3% of the revenues of Company and its Consolidated Subsidiaries for the prior Fiscal Year calculated on a pro forma basis giving effect to the acquisition of any Subsidiary acquired during such prior Fiscal Year as if such acquisition had occurred on the first day of such prior Fiscal Year.

                  "PRO RATA SHARE" means the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) (i) with respect to all payments, computations and other matters relating to the Acquisition Term Loan Commitment or the Acquisition Term Loans of any Lender, the percentage obtained by DIVIDING
(x) the Acquisition Term Loan Exposure of that Lender BY (y) the aggregate Acquisition Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loans relating to any other Tranche of Term Loans of any Lender the percentage obtained by DIVIDING (x) the Term Loan Exposure of the Lender relating to such Tranche by (y) the aggregate Term Loan Exposure of all Lenders relating to such Tranche, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any assignments of any Swing Line Loans purchased by any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, and
(iv) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (x) the sum of the Term Loan Exposure of that Lender PLUS the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 11.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in SCHEDULE 2.1.

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

                  "RATINGS" means ratings established by S&P and Moody's with respect to long-term Indebtedness of Company.

                  "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by Company and any Domestic Subsidiary in any real property.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary, in Agents' reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Agents.

                  "REFERENCE RATE" means the rate that BofA announces from time to time as its reference rate, as in effect from time to time. The Reference Rate is a reference rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point in pricing some loans and does not necessarily represent the lowest or best rate actually charged to any customer. BofA or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Reference Rate. Any change in the Reference Rate announced by BofA shall take effect on the opening of business on the day specified in the public announcement of such change.

                  "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(ii).

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUEST FOR ISSUANCE" means a request substantially in the form of EXHIBIT III annexed hereto delivered by Company to Issuing Lender pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of (i) the aggregate Revolving Loan Exposure of all Lenders, and
(ii) the aggregate Term Loan Exposure of all Lenders.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "REVOLVING LENDER" means a Lender having a Revolving Loan Commitment.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(i) and the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.10, and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means August 16, 2003.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the case of Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any assignments thereof purchased by other Lenders) PLUS (e) the aggregate amount of all assignments purchased by that Lender in any outstanding Swing Line Loans.

                  "REVOLVING LOANS" means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(i).

                  "REVOLVING NOTES" means (i) any promissory notes of Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 11.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case, substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "S&P" means Standard & Poor's and its successors.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY AGREEMENT" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of EXHIBIT XI annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "SELLER NOTE" means any Indebtedness described in subsection 7.1(vi) incurred in connection with acquisitions or Investments permitted hereunder, evidenced by a promissory note in the form of EXHIBIT XIII hereto.

                  "SENIOR LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) the difference between (i) the sum of Consolidated Total Debt and the aggregate principal amount of all outstanding Letters of Credit as at such day and (ii) the stated balance sheet amount of Subordinated Indebtedness as at such day to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                  "SUBORDINATED INDEBTEDNESS" means any (i) Seller Note and (ii) other Indebtedness of Company incurred from time to time and subordinated in right of payment to the Obligations.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, trust, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTOR" means any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Domestic Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of EXHIBIT X annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                  "SWING LINE LENDER" means BofA, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

                  "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(ii).

                  "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(ii).

                  "SWING LINE NOTE" means (i) any promissory note of Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case, substantially in the form of EXHIBIT V annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) by the United States or by any other Government Authority under the laws of which the Lender is organized or has its principal office or maintains its applicable lending office.

                  "TERM LOAN COMMITMENT" means the commitment of a Lender to make Acquisition Term Loans to Company pursuant to subsection 2.1A(iii) and the commitment of a Lender to make Term Loans to Company pursuant to subsection 2.10, and "TERM LOAN COMMITMENTS" means such commitments of all Term Loan Lenders in the aggregate.

                  "TERM LOAN EXPOSURE" means, with respect to any Term Loan Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

                  "TERM LOAN LENDER" means any Lender who holds a Term Loan Commitment, or who has made a Term Loan hereunder and any assignee of such Lender pursuant to subsection 11.1B.

                  "TERM LOANS" means the Loans made by Term Loan Lenders to Company pursuant to subsection 2.1A(iii) and subsection 2.10.

                  "TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E and subsection 2.10 and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 11.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Term Loan Lenders, as they may be amended, supplemented or otherwise modified from time to time.

                  "3COM" has the meaning set forth in the recitals hereto.

                  "TIER" means the tier that is identified with the Base Rate Margin and the LIBOR Margin for a combination of minimum levels of Ratings and the Consolidated Leverage Ratio pursuant to subsection 2.2A.

                  "TITLE COMPANY" means, collectively, First American Title Insurance Company, Utah Division and/or one or more other title insurance companies reasonably satisfactory to Agents.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans PLUS (ii) the aggregate principal amount of all outstanding Swing Line Loans PLUS (iii) the Letter of Credit Usage.

                  "TRANCHE" means a tranche of Loans (such as Acquisition Term Loans) that bears interest at the same rate and is scheduled to be repaid at the same time or times.

                  "TRANSACTION COSTS" means the fees, costs and expenses payable by Company on or before the First Amendment Closing Date in connection with the transactions contemplated by the Loan Documents.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent,

Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

         1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                  A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                  C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; OPTIONAL NOTES.

                  A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Revolving Loans as described in subsections 2.1A(i), Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(ii) and Acquisition Term Loan Lenders hereby agree to make the Acquisition Term Loans as described in subsection 2.1A(iii). Other Revolving Loans and Term Loans may be made after the Closing Date pursuant to subsection 2.10.

                  (i) REVOLVING LOANS. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on
          SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $175,000,000; PROVIDED that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 11.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; PROVIDED that each Revolving Lender's
          Revolving Loan Commitment shall expire immediately and without further action on August 17, 2000 if the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  (ii) SWING LINE LOANS. (a) GENERAL PROVISIONS. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $10,000,000; PROVIDED that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4 that reduces the aggregate Revolving Loan
          Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; PROVIDED that the Swing Line Loan Commitment shall expire immediately and without further action on August 17, 2000 if the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date. Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitations that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect and in no event shall a Swing Line Loan remain outstanding for more than five days after its Funding Date, without repayment by Company or prepayment with proceeds of Revolving Loans as herein provided.

                  (b) SWING LINE LOAN PREPAYMENT WITH PROCEEDS OF REVOLVING LOANS. With respect to any Swing Line Loans that have not been voluntarily prepaid by Company pursuant to subsection 2.4A(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 9:00 A.M. (San Francisco time) on the first Business Day in advance of the proposed Funding Date, a notice requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given. Company hereby authorizes the giving of any such notice and the making of any such Revolving Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by subsection 11.5.

                  (c) SWING LINE LOAN ASSIGNMENTS. If for any reason (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (2) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased an assignment of such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective assignment in same day funds at the Funding and Payment Office. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's assignment as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event
         Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased assignments as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

                  (d) REVOLVING LENDERS' OBLIGATIONS. Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(ii)(b) and each Revolving Lender's obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 11.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                  (iii) ACQUISITION TERM LOANS. Each Acquisition Term Loan Lender severally agrees to lend Company on the Acquisition Term Loan Funding Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Acquisition Term Loan Commitments to be used for the purposes identified in subsection 2.5D. The amount of each Acquisition Term Loan Lender's Acquisition Term Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate amount of the Acquisition Term Loan Commitments is $85,000,000; PROVIDED that the Acquisition Term Loan Commitments of the Acquisition Term Loan Lenders shall be adjusted to give effect to any assignments of the Acquisition Term Loan Commitments pursuant to subsection 11.1B. Each Acquisition Term Loan Lender's Acquisition Term Loan Commitment shall expire immediately and without further action on September 29, 2000, if the Acquisition Term Loans are not made on or before that date (or such later date as shall be consented to by the Acquisition Term Loan Lenders). Company may make only one borrowing under the Acquisition Term Loan Commitments. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed. Acquisition Term Loans shall be available only in Dollars.

                  B. BORROWING MECHANICS. Revolving Loans and Term Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(ii) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $500,000 and multiples of $500,000 in excess of that amount; PROVIDED that Revolving Loans and Term Loans made on any Funding Date as LIBOR Loans with a particular Interest Period shall be in an aggregate minimum amount of $3,000,000 and multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Revolving Loans or Term Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 9:00 A.M. (San Francisco time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 9:00 A.M. (San Francisco time) on the proposed
Funding Date. Revolving Loans and Term Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in subsection
2.2D. In lieu of delivering a Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

                  Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

                  C. DISBURSEMENT OF FUNDS. All Term Loans or Revolving Loans under this Agreement shall be made by Term Loan Lenders or Revolving Lenders, as the case may be, simultaneously and proportionately to their respective Pro Rata Shares. Neither any Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Term Loan Lender, Revolving Lender or Swing Line Lender, as the case may be, of the proposed borrowing.
Each Term Loan Lender and Revolving Lender shall make the amount of its Loan available to Administrative Agent not later than 9:00 A.M. (San Francisco time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 11:00 A.M. (San Francisco time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(ii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse
Issuing Lender for the amount of a drawing under a Letter of Credit, upon satisfaction or waiver of the conditions precedent specified in subsections
4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

                  Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

                  D. THE REGISTER. Administrative Agent, acting for these purposes solely as an agent of Company (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 11.3), shall maintain (and make available for inspection by Company and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 11.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Revolving Loan Commitment, Term Loan Commitment, Swing Line Loan Commitment, Revolving Loans, Term Loans and Swing Line Loans of each Lender from time to time (the "REGISTER").

Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans, absent manifest error. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

                  E. OPTIONAL NOTES. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 11.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Revolving Loans or Swing Line Loans, substantially in the form of EXHIBIT IV or EXHIBIT V annexed hereto, respectively, with appropriate insertions. If so requested by any Acquisition Term Loan Lender by written notice to Company (with a copy to Administrative Agent) at least two days prior to the Acquisition Term Loan Funding Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 11.1) on the Acquisition Term Loan Funding Date (or, if such notice is delivered after the Acquisition Term Loan Funding Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Acquisition Term Loans, substantially in the form of EXHIBIT IV-A, with appropriate insertions.

         2.2      INTEREST ON THE LOANS.

                  A. RATE OF INTEREST. Subject to the provisions of subsections 2.2E, 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made until paid in full (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or LIBOR. Subject to the provisions of subsections 2.2E and 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made until paid in full (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan and any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any such Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity depending on the Ratings and Consolidated Leverage Ratio as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate PLUS the Base Rate Margin set forth in the table below opposite the applicable Tier; or

                           (b) if a LIBOR Loan, then at the sum of LIBOR PLUS
                  the LIBOR Margin set forth in the table below opposite the applicable Tier:

-------------- -------------------------------- ---------------------- ------------------- --------------------
                                                    Consolidated             LIBOR                Base
     Tier                  Ratings                 Leverage Ratio            Margin            Rate Margin
-------------- -------------------------------- ---------------------- ------------------- --------------------
      1        BB+/Ba1 or higher                     < .75:1.00               1.75%                 .75%
-------------- -------------------------------- ---------------------- ------------------- --------------------
      2        BB/Ba2                                > .75:1.00
                                                     -
                                                     < 1.25:1.00              2.00%                1.00%
-------------- -------------------------------- ---------------------- ------------------- --------------------
      3        BB-/Ba3                               > 1.25:1.00
                                                     -
                                                     < 1.75:1.00              2.25%                1.25%
-------------- -------------------------------- ---------------------- ------------------- --------------------
      4        BB-/Ba3                               > 1.75:1.00
                                                     -
                                                     < 2.50:1.00              2.50%                1.50%
-------------- -------------------------------- ---------------------- ------------------- --------------------
      5        B+/B1 or lower                        > 2.50:1.00              2.75%                1.75%
                                                     -
-------------- -------------------------------- ---------------------- ------------------- --------------------

                  If either criteria (Ratings from both Moody's and S&P or the Consolidated Leverage Ratio) are not met by Company for a Tier, the next lower Tier for which all such criteria are met or exceeded will be applicable.

                  (ii) Upon delivery of the Margin Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the LIBOR Margin shall automatically be adjusted in accordance with such Margin Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Certificate (subject to the provisions of the foregoing clause (i)); PROVIDED that, if at any time a Margin Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Margin Certificate was required to be delivered until delivery of such Margin Certificate, the applicable margins shall be the highest margins as set forth in the table for the relevant Loan.

                  (iii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate PLUS the applicable Base Rate Margin for Revolving Loans MINUS a rate equal to the commitment fee percentage then in effect as determined pursuant to subsection 2.3A.

                  (iv) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans shall bear interest through maturity depending on the Ratings and Consolidated Leverage Ratio as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate PLUS the Base Rate Margin set forth in the table below opposite the applicable Tier; or

                           (b) if a LIBOR Loan, then at the sum of LIBOR PLUS
                  the LIBOR Margin set forth in the table below opposite the applicable Tier:


-------------- -------------------------------- ---------------------- ------------------- --------------------
                                                    Consolidated             LIBOR                Base
    Tier                  Ratings                  Leverage Ratio            Margin            Rate Margin
-------------- -------------------------------- ---------------------- ------------------- --------------------
      1        BB-/Ba3 or higher                     < 2.00:1.00             3.50%                2.50%
-------------- -------------------------------- ---------------------- ------------------- --------------------
      2        B+/B1 or lower                        > 2.00:1.00             3.75%                2.75%
                                                     -
-------------- -------------------------------- ---------------------- ------------------- --------------------

                  If either criteria (Ratings from both Moody's and S&P or the Consolidated Leverage Ratio) are not met by Company for a Tier, the next lower Tier for which all such criteria are met or exceeded will be applicable. Notwithstanding the foregoing, for the first three months after the First Amendment Closing Date, the applicable margin for LIBOR Loans shall be 3.75% per annum and for Base Rate Loans shall be 2.75% per annum.

                  B. INTEREST PERIODS. In connection with each LIBOR Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three, six or, if available, twelve month period; PROVIDED that:

                  (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term Loans, unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Term Loans that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

                  (vii) there shall be no more than fifteen Interest Periods outstanding at any time; and

                  (viii) in the event Company fails to specify an Interest Period for any LIBOR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

                  C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any Swing Line Loans or any Revolving Loans or Term Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4A(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

                  D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans or Term Loans equal to $3,000,000 and multiples of $100,000 in excess of that amount from Base Rate Loans to LIBOR Loans, (ii) to convert at any time all or any part of its outstanding Revolving Loans or Term Loans equal to $500,000 and multiples of $100,000 in excess of that amount from LIBOR Loans to Base Rate Loans or (iii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to $3,000,000 and multiples of $100,000 in excess of that amount as a LIBOR Loan; PROVIDED, HOWEVER, that a LIBOR Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                  Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 9:00 A.M. (San Francisco time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three

Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender of the Loan subject to the Notice of Conversion/Continuation.

                  E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                  F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  G. MAXIMUM RATE. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Company with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

         2.3      FEES.

                  A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) PLUS (ii) the Letter of Credit Usage MULTIPLIED BY a rate per annum equal to the percentage set forth in the table below opposite percentage of the Revolving Loan Commitments utilized by Company (as determined by adding the amounts in clauses (i) and (ii) above and dividing the sum by the amount of the Revolving Loan Commitments):

                                                        Commitment
              Utilization                             Fee Percentage
              -----------                             --------------
           less than 33-1/3%                               .50%

         greater than or equal                            .625%
        to 33-1/3%, but less than
                66-2/3%

         greater than or equal to                          .75%
                 66-2/3%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

                  B. OTHER FEES. Company agrees to pay to Administrative Agent and Syndication Agent such fees in the amounts and at the times separately agreed upon between Company, Syndication Agent and Administrative Agent.

          2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

                  A.  PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

                  (i) VOLUNTARY PREPAYMENTS. Company may, upon written or telephonic notice to Administrative Agent on or prior to 9:00 A.M. (San Francisco time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 9:00 A.M. (San Francisco time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender for the Loans to be prepaid), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount in the case of a Base Rate Loan, and $3,000,000 and multiples of $100,000 in excess of that amount in the case of a LIBOR Loan; PROVIDED, HOWEVER, that a LIBOR Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

                  (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and multiples of $100,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4A(iv).

                  (iii) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4A(iv):

                        (a) PREPAYMENTS AND REDUCTIONS FROM NET ASSET SALE PROCEEDS. No later than the first Business Day following date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall either (1) prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or (2) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing and to the extent that aggregate

          Net Asset Sale Proceeds from the Closing Date through the date of determination do not exceed $5,000,000, deliver to Administrative Agent an Officer's Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Company or such Subsidiary intends to reinvest in equipment or other productive assets of the general type used in the business of Company and its Subsidiaries within 270 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes; PROVIDED, HOWEVER, that, pending any such investment, such portion of the Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In addition, Company shall, no later than 270 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be reduced) in the full amount of all such Net Asset Sale Proceeds.

                  (b) PREPAYMENTS AND REDUCTIONS FROM NET INSURANCE/CONDEMNATION PROCEEDS. No later than the first Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                  (c) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF INDEBTEDNESS. On the date of receipt of the Net Debt Proceeds from the issuance or incurrence of any Indebtedness of Company or any of its Domestic Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Debt Proceeds.

                  (d) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4A(iii)(a)-(c), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, or Net Debt Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                  (e) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay FIRST the Swing Line Loans and SECOND the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

         (iv) APPLICATION OF PREPAYMENTS AND REDUCTIONS OF REVOLVING LOAN COMMITMENTS.

                  (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied as specified by Company in the applicable notice of prepayment; PROVIDED that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Swing Line Loans to the full extent thereof, SECOND to repay outstanding Revolving Loans to the full extent thereof and THIRD to repay outstanding Term Loans to the full extent thereof (each such voluntary prepayment of the Term Loans shall reduce scheduled installments of principal of the Acquisition Term Loans on a pro rata basis and reduce installments of principal of other Tranches pursuant to the Increased Commitments Agreement).

                  (b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF LOANS. Unless an Event of Default has occurred and is continuing, any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4A(iii)(a)-(d) shall be applied FIRST to prepay on a pro rata basis (based on the aggregate principal amount of each type of Loan outstanding) the Revolving Loans (including the Swing Line Loans) and the Term Loans, in each case to the full extent thereof; PROVIDED that each such mandatory prepayment of the Revolving Loans (including the Swing Line Loans) shall (1) be applied, as between the Swing Line Loans and the Revolving Loans, first to the Swing Line Loans to the full extent thereof and second, to the extent of any remaining portion of such amount, the Revolving Loans to the full extent thereof and (2) permanently reduce the Revolving Loan Commitments by the amount of such prepayment of the Swing Line Loans and the Revolving Loans; and PROVIDED, further, that each such mandatory prepayment of the Term Loans shall be applied pro rata to all Tranches of Term Loans, shall reduce scheduled installments of principal of the Acquisition Term Loans on a pro rata basis and shall reduce scheduled installments of principal of other Tranches of Term Loans pursuant to the Increased Commitments Agreement; and SECOND, to the extent of any remaining portion of such amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof. If an Event of Default has occurred and is continuing, any amount required to be applied as a mandatory prepayment shall be applied as set forth in subsection 2.4C.

                  (c) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND LIBOR LOANS. Any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D; PROVIDED, HOWEVER, if no Event of Default has occurred and is continuing, that Company may elect that the remainder of such prepayments not applied to prepay Base Rate Loans be deposited in the Collateral Account and applied thereafter to prepay the LIBOR Loan or Loans with Interest Periods expiring on a date or dates nearest the date of deposit in accordance with this subsection 2.4A(iv), upon expiration of such Interest Periods.

          (v) SCHEDULED PAYMENTS OF ACQUISITION TERM LOANS.

         Company shall make principal payments on the Acquisition Term Loans in installments on the dates and in the amounts set forth below:

                                                     Scheduled Repayment
                    Date                                  of Term Loans
                    ----                                  -------------
              December 31, 2000                                $212,500
              March 31, 2001                                   $212,500
              June 30, 2001                                    $212,500
              September 30, 2001                               $212,500
              December 31, 2001                                $212,500
              March 31, 2002                                   $212,500
              June 30, 2002                                    $212,500
              September 30, 2002                               $212,500
              December 31, 2002                                $212,500
              March 31, 2003                                   $212,500
              June 30, 2003                                    $212,500
              September 30, 2003                               $212,500
              December 31, 2003                              $6,375,000
              March 31, 2004                                 $6,375,000
              June 30, 2004                                  $6,375,000
              September 30, 2004                             $6,375,000
              December 31, 2004                             $14,237,500
              March 31, 2005                                $14,237,500
              June 30, 2005                                 $14,237,500
              September 30, 2005                            $14,237,500
                                                            -----------
                    Total                                   $85,000,000

         PROVIDED that the scheduled installments of principal of the Acquisition Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Acquisition Term Loans in accordance with subsection 2.4A(iv); and PROVIDED, FURTHER that the Acquisition Term Loans and all other amounts owed hereunder with respect to the Acquisition Term Loans shall be paid in full no later than September 30, 2005, and the final installment payable by Company in respect of the Acquisition Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Acquisition Term Loans.

                  B.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes, if any, shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 9:00 A.M. (San Francisco time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Notwithstanding the foregoing, payments of amounts deposited in the Collateral Account pursuant to the proviso to subsection 2.4A(iv)(c) shall be deemed to have been paid by Company on the applicable date or dates such amounts are applied to prepay LIBOR Loans. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, but shall be without prepayment premium (except as provided in subsection 2.6D) and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on SCHEDULE 11.8 hereto or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                  C. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS AFTER EVENT OF DEFAULT.

                  Upon the occurrence and during the continuation of an Event of Default, (a) all payments received on account of the Obligations, whether from Company, from any Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

                  (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 11.2 and
          11.3 and the other terms of this Agreement and the Loan Documents;

                  (ii) thereafter, to the extent of any excess such proceeds, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4B(ii) hereof); and

                  (iii) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          2.5      USE OF PROCEEDS.

                  A. INITIAL LOANS. The proceeds of the initial Revolving Loans shall be applied by Company to repay $99,937,500 of existing Indebtedness and Transaction Costs and may otherwise be used for working capital purposes.

                  B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of any other Revolving Loans and any Swing Line Loans shall be applied by Company to finance acquisitions and for working capital and other general corporate purposes, which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes.

                  C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                  D. TERM LOANS. The proceeds of the Acquisition Term Loans shall be used by Company to finance a portion of the consideration of the Acquisition and to pay costs and expenses related thereto and will be used for working capital and general corporate purposes.

          2.6      SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

                  A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 11:00 A.M. (London time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                  B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

                  C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR LOANS. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

                  D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or any conversion of any of its LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its LIBOR Loans when required by the terms of this Agreement.

                  E. BOOKING OF LIBOR LOANS. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                  F. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period, whether or not its LIBOR Loans had been funded in such manner.

                  G. LIBOR LOANS AFTER DEFAULT. After the occurrence of and during the continuation of an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Company.

          2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                  A. COMPENSATION FOR INCREASED COSTS. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

                  (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of LIBOR); or

                  (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

                  B. TAXES.

                  (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                         (a) Company shall notify Administrative Agent of any
               such requirement or any change in any such requirement as soon as Company becomes aware of it;

                         (b) Company shall pay any such Tax when such Tax is
               due, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                         (c) the sum payable by Company in respect of which the
               relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

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

                         (d) within 30 days after paying any sum from which it
               is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date on which such Lender became a Lender, in respect of payments to such Lender.

               (iii)    EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                         (a) Each Lender that is organized under the laws of any
               jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender that executed this Agreement as of the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                         (b) Each Non-US Lender hereby agrees, from time to time
               after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents or
               (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                         (c) Company shall not be required to pay any additional
               amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of

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

               subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                  C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in subsection 2.8A, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

         2.8 STATEMENT OF LENDERS; OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.

                  A. STATEMENTS. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  B. MITIGATION. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion,

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

such action would not otherwise be disadvantageous to such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

         2.9      REPLACEMENT OF A LENDER.

                  A. REPLACEMENT. If Company receives a statement of amounts due pursuant to subsection 2.8A from a Lender, a Lender (a "NON-CONSENTING LENDER") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 11.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected or a Lender becomes an Affected Lender or a Defaulting Lender (any such Lender, a "SUBJECT LENDER"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, and (ii) if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Company pursuant to subsection 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 11.1B; PROVIDED that, prior to or concurrently with such replacement, (1) Company has paid to the Lender receiving such notice all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable) through such date of replacement, (2) the processing fee required to be paid by subsection 11.1B(i) shall have been paid to Administrative Agent by the assignee, (3) all of the requirements for such assignment contained in subsection 11.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled, and (4) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.

                  B. DEFAULTING LENDER PROVISIONS. Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults in its obligation (a "FUNDING DEFAULT") to fund any Revolving Loan, purchase an assignment of a Swing Line Loan pursuant to subsection 2.1A or purchase a participation in a drawing under a Letter of Credit pursuant to subsection 3.3C (in each case, a "DEFAULTED REVOLVING LOAN"), then (i) during any Default Period with respect to such Revolving Lender (a "DEFAULTING LENDER"), such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; (ii) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of

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

making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Revolving Lenders pursuant to subsection 2.3 in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Loan Commitment fee pursuant to subsection 2.3 with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender; and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

                  No Revolving Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9B, performance by Company of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this subsection 2.9B. The rights and remedies against a Defaulting Lender under this subsection 2.9B are in addition to other rights and remedies that Company may have against such Defaulting Lender with respect to any Funding Default and that Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

         2.10     INCREASED COMMITMENTS; TERM LOANS; ADDITIONAL LENDERS.

                  (a) On a single occasion subsequent to the Closing Date, Company may, upon at least thirty (30) days, notice to Syndication Agent (which shall promptly provide a copy of such notice to the Lenders), propose
(i) to increase the aggregate amount of the Revolving Loan Commitments and/or
(ii) to borrow Term Loans, by an amount not to exceed $50,000,000 in the aggregate (the amount of any such increase, the "INCREASED COMMITMENTS"). If Company proposes to increase the Revolving Loan Commitments, each Revolving Lender party to this Agreement at such time shall have the right (but no obligation), for a period of fifteen (15) days following receipt of such notice, to elect by notice to Company and Agents to increase its Revolving Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Revolving Commitment bears to the aggregate Revolving Commitments then existing.

                  (b) If any Lender party to this Agreement shall not elect to increase its Revolving Commitment pursuant to subsection 2.10(a), or if Company proposes to borrow Term Loans hereunder, Company may designate another lender or other lenders (which may be, but need not be, one or more of the existing Lenders) which at the time agree to (i) in the case of any such lender that is an existing Lender, increase its Revolving Commitment and/or become a Term Loan Lender, and (ii) in the case of any other such lender (an "ADDITIONAL LENDER"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection 2.10 plus the Commitments of the Additional Lenders shall

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

not in the aggregate exceed $50,000,000 (whether such Commitments are Revolving Commitments, Term Commitments, or a combination thereof).

                  (c) An increase in the aggregate amount of the Commitments pursuant to this subsection 2.10 shall become effective upon the receipt by Agents of an Increased Commitments Agreement in form and substance satisfactory to Agents signed by Company, by each Additional Lender and by each other Lender whose Revolving Commitment is to be increased or who desires to become a Term Loan Lender, as the case may be, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of Company with respect to the Increased Commitments and such opinions of counsel for Company with respect to the Increased Commitments as Agents may reasonably request. The Increased Commitments Agreement, in the case of Term Loans, shall specify the maturity date (which shall not be earlier than the Revolving Commitment Termination
Date), prepayment schedule (which shall not require amortization of more than 20% of the principal amount of the Term Loans prior to the Revolving Commitment Termination Date), interest rate or rates, form of Term Note, fees in respect of the Term Loan Commitments and other matters particular to the Term Loan Commitments, the Term Loans and the Term Loan Lenders.

                  (d) No consent by Lenders to the Increased Commitments Agreement shall be required by reason of an increase in Commitments pursuant to this subsection 2.10, except to the extent the consent of any Lender is required if it agrees to increase its Revolving Commitment or become a Term Loan Lender. No Lender or Agent shall be obligated to increase its Commitments by reason of a request of Company pursuant to this subsection 2.10.

SECTION 3.        LETTERS OF CREDIT

                  3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

                  A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(i) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(ii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the thirtieth day prior to the Revolving Loan Commitment Termination Date, that Issuing Lender issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Issuing Lender may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Company shall not request that Issuing Lender issue (and Issuing Lender shall not issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

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

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $40,000,000;

                  (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 11.6) at the time Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Commercial Letter of Credit having an expiration date
          (a) later than the earlier of (1) the date which is 30 days prior to the Revolving Loan Commitment Termination Date (provided that this clause (1) shall not be applicable with respect to any Commercial Letter of Credit that is fully supported by cash collateral on terms satisfactory to, and if such later expiration date shall have been agreed to by, Issuing Lender) and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

                  (v) any Letter of Credit, if Issuing Lender has received written notice from any Lender, Administrative Agent or Company, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 4 is not then satisfied;

                  (vi) any Letter of Credit, if, upon issuance, there would be more than ten Letters of Credit with a principal amount of less than $1,000,000 outstanding at any time under this Agreement; or

                  (vii) any Letter of Credit denominated in a currency other than Dollars.

                  B.  MECHANICS OF ISSUANCE.

                  (i) REQUEST FOR ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Issuing Lender a Request for Issuance no later than 12:00 Noon (San Francisco time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by Issuing Lender in any particular instance, in advance of the proposed date of issuance. Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of Issuing Lender to which such demand for payment is required to be presented is located) that such demand

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

          for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of Issuing Lender) on such business day.

                  Company shall notify Issuing Lender prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance.

                  (ii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 11.6) of the conditions set forth in subsection 4.3, Issuing Lender shall issue the requested Letter of Credit in accordance with Issuing Lender's standard operating procedures, unless Issuing Lender shall have received notice from Administrative Agent at least one Business Day prior to the date of issuance of the requested Letter of Credit that such issuance is not then permitted under subsection 3.1A.

                  (iii) NOTIFICATION TO REVOLVING LENDERS. Promptly after the issuance or amendment of any Letter of Credit, Issuing Lender shall promptly notify Administrative Agent and each other Revolving Lender of such issuance in writing. Together with such notice, Administrative Agent shall notify each Revolving Lender in writing of the amount of such Revolving Lender's respective participation in such Letter of Credit or amendment, determined in accordance with subsection 3.1C and, if so requested by a Revolving Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit or amendment.

                  C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

                  D. AMENDMENT OF LETTERS OF CREDIT. From time to time while a Letter of Credit is outstanding and prior to the Revolving Loan Commitment Termination Date, Issuing Lender will, upon the written request of a Company received by Issuing Lender (with a copy sent by Company to Administrative Agent) at least five days (or such shorter time as Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to Issuing Lender;
(i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as Issuing Lender may reasonably require. Issuing Lender shall be under no obligation to amend any Letter of Credit if: (A) Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or
(B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the

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

Letter of Credit. Issuing Lender shall not amend any Letter of Credit if the conditions set forth in this subsection 3.1 to the issuance of such Letter of Credit in its amended form are not satisfied.

                  E. RENEWAL OF LETTERS OF CREDIT. Issuing Lender and Revolving Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Loan Commitment Termination Date, at the option of Company and upon the written request of Company received by Issuing Lender (with a copy sent by Company to Administrative Agent) at least five days (or such shorter time as Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to Issuing Lender; (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may reasonably require. Issuing Lender shall be under no obligation so to renew any Letter of Credit if: (a) Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (b) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. Except as set forth in the next sentence, Issuing Lender shall not renew any Letter of Credit if the conditions set forth in this subsection 3.1 to the issuance of such Letter of Credit in its renewed form are not satisfied. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.1E upon the request of Company but Issuing Lender shall not have received an L/C Amendment Application from Company with respect to such renewal or other written direction by Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and Company and Lenders hereby authorize such renewal, and, accordingly, Issuing Lender shall be deemed to have received an L/C Amendment Application from Company requesting such renewal.

                  F. MISCELLANEOUS.

                  (i) Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of Requisite Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Loan Commitment Termination Date.

                  (ii) This Agreement shall control in the event of any conflict with any Request for Issuance, L/C Amendment Application and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances (other than any Letter of Credit).

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

                  (iii) Issuing Lender will also deliver to Company and to Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.2      LETTER OF CREDIT FEES.

                  Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable LIBOR Margin multiplied by the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of March, June, September and December of each year and computed on the basis of a 360-day year, for the actual number of days elapsed;

                  (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to Issuing Lender for its own account in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                  (iii) For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

         3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
CREDIT.

                  A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

                  B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such payment; PROVIDED that, anything

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contained in this Agreement to the contrary notwithstanding, (i) unless
Company shall have notified Administrative Agent prior to 10:00 A.M. (San Francisco time) on the date such drawing is honored that Company intends to reimburse Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Lender for the amount of such payment; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

                  C. PAYMENT BY REVOLVING LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT BY REVOLVING LENDERS. In the event that Company shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any payment by Issuing Lender under a Letter of Credit, Issuing Lender shall promptly notify Administrative Agent who shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to Administrative Agent (who shall promptly make such amount available to Issuing Lender) an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Lender specified in such notice, not later than 12:00 Noon (San Francisco time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Lender is located) after the date notified by Issuing Lender. In the event that any Revolving Lender fails to make available to Administrative Agent on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender through Administrative Agent shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover amounts made available by such Revolving Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of Issuing Lender.

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

                  (ii) DISTRIBUTION TO REVOLVING LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event Issuing Lender, through Administrative Agent, shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by Issuing Lender under a Letter of Credit, Issuing Lender shall pay to Administrative Agent, for distribution to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of all payments subsequently received by Issuing Lender from Company in reimbursement of such payment under the Letter of Credit when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

                  D.  INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to Issuing Lender, with respect to payments under any Letters of Credit issued by it, interest on the amount paid by Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) Issuing Lender shall pay to Administrative Agent for distribution to each other Revolving Lender, out of the interest received by Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, Issuing Lender shall pay to Administrative Agent for distribution to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of any interest received by Issuing Lender in respect of that portion of such payment so reimbursed by other Revolving Lenders for the period from the date on which Issuing Lender was so reimbursed by other Revolving Lenders to but

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

            excluding the date on which such portion of such payment is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth on SCHEDULE 11.8 or at such other address as such Revolving Lender may request.

            3.4   OBLIGATIONS ABSOLUTE.

                  The obligation of Company to reimburse Issuing Lender for payments under the Letters of Credit and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).


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         3.5      INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

                  A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 2.7, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit or (ii) the failure of Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

                  B. NATURE OF ISSUING LENDER'S DUTIES. As between Company and Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including any act or omission by a Government Authority specified in subsection 3.5A, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Lender under any resulting liability to Company.

                  Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.


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

         3.6      APPLICABILITY OF ISP AND UCP.

                  Unless otherwise expressly agreed by Issuing Lender and Company when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit will be governed by (i), with respect to Standby Letter of Credit, the rules contained in International Standby Practices 1998, as such rules may be revised from time to time by the Institute of International Banking Law & Practice, and (ii) with respect to Commercial Letters of Credit, the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce.

SECTION 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

         4.1      CONDITIONS TO INITIAL REVOLVING LOANS AND SWING LINE LOANS.

                  The obligations of Lenders to make the Revolving Loans and Swing Line Loans to be made on the Closing Date were, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

                  A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Syndication Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                  (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                  (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

                  (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                  (iv) Executed originals of the Loan Documents to which such Person is a party; and


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                  (v) Such other documents as any Agent may reasonably request.

                  B. FEES. Company shall have paid to Agents, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

                  C. MATTERS RELATING TO EXISTING INDEBTEDNESS AND PREFERRED STOCK OF COMPANY AND ITS SUBSIDIARIES.

                  (i) TERMINATION OF EXISTING CREDIT AGREEMENT AND RELATED LIENS; EXISTING LETTERS OF CREDIT. Following application of the proceeds of the Revolving Loans made on the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement (the aggregate principal amount of which Indebtedness shall not exceed $99,937,500,
          (b) paid all fees and other amounts owing to Agents and Lenders under the Existing Credit Agreement, (c) terminated any commitments to lend or make other extensions of credit thereunder, (d) delivered to Collateral Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (e) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.

                  (ii) EXISTING INDEBTEDNESS TO REMAIN OUTSTANDING; PREFERRED STOCK. Agents shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1C, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents) shall consist of no Indebtedness other than Indebtedness in an aggregate amount not to exceed $6,549,500 in respect of Capital Leases described in Part II of
          SCHEDULE 7.1 annexed hereto. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Syndication Agent. No preferred stock of Company shall be outstanding as of the Closing Date.

                  D. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Syndication Agent an Officer's Certificate, in form and substance satisfactory to Syndication Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Syndication Agent.

                  E. [RESERVED]

                  F. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of
(a) Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for Loan Parties, and (b) in-house counsel of Company in form and substance reasonably satisfactory to Syndication Agent and its counsel, dated as of the


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Closing Date and setting forth substantially the matters in the opinions designated respectively in EXHIBIT VII-A and EXHIBIT VII-B annexed hereto and as to such other matters as Syndication Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Company to such counsel to deliver such opinions to Lenders).

                  G. OPINIONS OF SYNDICATION AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Syndication Agent, dated as of the Closing Date, substantially in the form of EXHIBIT VIII annexed hereto.

                  H. EVIDENCE OF INSURANCE. Syndication Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Syndication Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

                  I. [RESERVED]

                  J. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1K, Collateral Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the reasonable opinion of Agents, desirable in order to create in favor of Collateral Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                  (i) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to Collateral Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock pledged pursuant to the Security Agreement and any Foreign Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Collateral Agent) evidencing any Collateral;

                  (ii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);


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
                  (iii) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to Collateral Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of any Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                  (iv) PTO COVER SHEETS, ETC. Delivery to Collateral Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

                  (v) FOREIGN PLEDGE AGREEMENTS. Except for the Foreign Pledge Agreement to be delivered pursuant to subsection 6.8B(i), execution and delivery to Collateral Agent of Foreign Pledge Agreements with respect to 66% of the stock directly owned by Company or a Domestic Subsidiary of all Foreign Subsidiaries with respect to which Collateral Agent deems a Foreign Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Collateral Agent on behalf of Lenders in such stock, and the taking of all such other actions under the laws of such jurisdictions as Collateral Agent may deem necessary or advisable to perfect or otherwise protect such Liens; and

                  (vi) OPINIONS OF LOCAL COUNSEL. Delivery to Agents of an opinion of counsel (which counsel shall be reasonably satisfactory to Agents) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Agents may reasonably request, in each case in form and substance reasonably satisfactory to Agents.

                  K. CLOSING DATE MORTGAGES; CLOSING DATE MORTGAGE POLICIES; ETC. Collateral Agent shall have received from Company and each applicable Subsidiary Guarantor:

                  (i) CLOSING DATE MORTGAGES. Fully executed and notarized Mortgages (each a "CLOSING DATE MORTGAGE" and, collectively, the "CLOSING DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in SCHEDULE 4.1K annexed hereto (each a "CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "CLOSING DATE MORTGAGED PROPERTIES"); no Closing Date Mortgages shall be required for the Leasehold Properties listed in SCHEDULE 5.5B;

                  (ii) OPINIONS OF LOCAL COUNSEL. An opinion of counsel (which counsel shall be reasonably satisfactory to Agents) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Agents may reasonably request, in each case in form and substance reasonably satisfactory to Agents;


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                  (iii) TITLE INSURANCE. (a) ALTA mortgagee title insurance
          policies or unconditional commitments therefor (the "CLOSING DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in SCHEDULE 4.1K annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to each such Closing Date Mortgaged Property vested in such Loan Party and assuring Collateral Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception and such other standard exceptions and other matters of record as are approved by Agents, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Collateral Agent, each to the extent available in the state in which the respective Closing Date Mortgaged Properties are located and (2) shall provide for affirmative insurance and such reinsurance as Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Collateral Agent; and (b) evidence satisfactory to Collateral Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and
          (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

                  (iv) TITLE REPORTS. With respect to each Closing Date Mortgaged Property listed in SCHEDULE 4.1K annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Collateral Agent;

                  (v) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1K(iv);

                  (vi) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Collateral Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.


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

          4.2     CONDITIONS TO ALL LOANS.

                  The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                  A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Company.

                  B. As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

                  (v) Company shall have delivered such other certificates or documents that Administrative Agent shall reasonably request, in form and substance satisfactory to Administrative Agent.

          4.3     CONDITIONS TO LETTERS OF CREDIT.

                  The issuance of any Letter of Credit hereunder (whether or not Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                  A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

                  B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1B(i) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

                  C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

         4.4      CONDITIONS TO THE ACQUISITION TERM LOANS.

         The obligations of the Acquisition Term Loan Lenders to make the Acquisition Term Loans on the Acquisition Term Loan Funding Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

                  A. The First Amendment Closing Date shall have occurred.

                  B. Either (i) all conditions to the Acquisition shall have been satisfied or waived in a manner reasonably satisfactory to Agents and the Acquisition shall have been consummated or (ii) Company, MSL SLC, 3Com and an escrow agent shall have entered into an escrow agreement in form and substance satisfactory to Agents with respect to the consummation of the Acquisition, pursuant to which agreement the proceeds of the Acquisition Term Loans shall be deposited and released to 3Com or its designee upon consummation of the Acquisition or released to Administrative Agent if the Acquisition is not consummated.

                  C. Company shall have delivered to Agents the following with respect to Company and each Loan Party:

                  (i) A certified copy of the Acquisition Agreement, together with all amendments thereto, certified as true, complete and correct by an Officer of Company (or, if previously delivered on the First Amendment Closing Date, a certificate to the effect that the Acquisition Agreement has not been amended since the First Amendment Closing Date, or if it has been so amended, to the effect that the attached copy of all such amendments are true, complete and correct, and the Acquisition Agreement, as amended (if applicable), is in full force and effect);

                  (ii) An Officer's Certificate of Company, setting forth the information specified in subsection 7.3(vii)(c);

                  (iii) An Officer's Certificate of Company, to the effect that there are no Proceedings at law or in equity, or before or by any court or other Government Authority that are pending or, to the knowledge of Company, threatened that, individually or in the aggregate, that could reasonably be expected to have a material adverse effect on the Acquisition, the Loans, this Agreement or any of the transactions contemplated hereby; and

                  (iv) Opinions of Company counsel in form and substance reasonably satisfactory to Agents with respect to, among other things, the matters described in subsection 6.8.

                  D. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Agents and Lenders, the fees referred to in subsection 2.3B.


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

                  E. Any new Subsidiary of Company created in connection with the Acquisition shall have complied with the provisions of subsection 6.8, and Company and the other Loan Parties shall have executed such additional Collateral Documents as Agents shall deem necessary or desirable to comply with the provisions of subsection 6.8.

SECTION 5.        COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

          5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                  A. ORGANIZATION AND POWERS. Each Loan Party is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in SCHEDULE 5.1 annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

                  B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

                  C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

                  D. SUBSIDIARIES. All of the Subsidiaries of Company as of the First Amendment Closing Date and their jurisdictions of organizations are identified in SCHEDULE 5.1 annexed hereto, as said SCHEDULE 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv). The Capital Stock of each of the Subsidiaries of Company identified in SCHEDULE
5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto (as so supplemented) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to have a Material Adverse Effect. SCHEDULE 5.1 annexed hereto (as so supplemented) correctly sets forth the organizational structure of Company and each of its Subsidiaries and the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

         5.2      AUTHORIZATION OF BORROWING, ETC.

                  A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

                  B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders except, in each case, to the extent such violation, conflict, Lien or failure to obtain such approval or consent could not reasonably be expected to have a Material Adverse Effect.

                  C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization.

                  D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         5.3      FINANCIAL CONDITION.

                  Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information for the periods ended December 31, 1999 and April 2, 2000. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. No Loan Party has (and will not have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection
6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole.

         5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

                  Since December 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since the Closing Date, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

         5.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL
                  PROPERTY.

                  A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  B. REAL PROPERTY. As of the First Amendment Closing Date,
SCHEDULE 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

                  C. INTELLECTUAL PROPERTY. As of the First Amendment Closing Date, SCHEDULE 5.5C annexed hereto contains a true, accurate and complete list of all Intellectual Property. Each of Company and its Subsidiaries owns or has the right to use all Intellectual

Property material to conduct of its business, and none of such Intellectual Property conflicts with a right of any other Person to the extent such conflict could reasonably be expect to result in a Material Adverse Effect.

         5.6      LITIGATION; ADVERSE FACTS.

                  Except as set forth in SCHEDULE 5.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         5.7      PAYMENT OF TAXES.

                  Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

                  A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and to Company's knowledge no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

                  B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.


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

         5.9      GOVERNMENTAL REGULATION.

                  Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         5.10     SECURITIES ACTIVITIES.

                  A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

         5.11     EMPLOYEE BENEFIT PLANS.

                  A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and in all material respects have performed their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be qualified in form, and neither Company, its Subsidiaries nor any of their respective ERISA Affiliates is aware of any circumstance that could reasonably be expected to cause revocation of such determination.

                  B. No ERISA Event has occurred or is reasonably expected to occur.

                  C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities on an accumulated benefit obligation basis based on the actuarial assumptions used for purposes of preparing each such plan's most recent actuarial valuation), does not exceed $1,000,000.

                  E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

                  F. Each of Company's Foreign Subsidiaries is in compliance in all material respects with all applicable law with respect to each employee benefit plan maintained by or contributed to by such Foreign Subsidiary.

         5.12     CERTAIN FEES.

                  Except as set forth in subsection 2.3, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         5.13     ENVIRONMENTAL PROTECTION.

                  Except as set forth in SCHEDULE 5.13 annexed hereto:

                  (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

                  (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

                  (iii) to Company's knowledge, there are and have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries except for Environmental Claims that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

                  (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility; and

                  (v) to Company's knowledge, compliance with all current requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          5.14    EMPLOYEE MATTERS.

                  There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

          5.15    SOLVENCY.

                  Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

          5.16    MATTERS RELATING TO COLLATERAL.

                  A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1J, 4.1K, 6.8 and 6.9 and (ii) the delivery to Collateral Agent of any Pledged Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Collateral Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing or recording, as appropriate, of any UCC financing statements and the Closing Date Mortgages delivered to Collateral Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

                  B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

                  C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Collateral Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.


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


                  D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  E. INFORMATION REGARDING COLLATERAL. All information supplied to Collateral Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

          5.17    DISCLOSURE.

                  No representation or warranty of Company or any of its Subsidiaries contained in the Confidential Information Memorandum or in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 6.        COMPANY'S AFFIRMATIVE COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

          6.1     FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agents and Lenders or, with respect to clause (viii), make Agents and Lenders aware that such items are available on Company's website:

                  (i) EVENTS OF DEFAULT, ETC.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to

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


          Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (iii) YEAR-END FINANCIALS: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) in the case of such consolidated financial statements, a report thereon of PriceWaterhouseCoopers or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agents, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the


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          examination by such accountants in connection with such
          consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) MARGIN AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period; in addition, on or before the 45th day following the end of each Fiscal Quarter, a Margin Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio as of the end of the four-Fiscal Quarter period then ended;

                  (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or
          (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision
          (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating


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          whether, in connection with their audit examination, any condition or event that constitutes an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants;

                  (viii) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
          (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (ix) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or (2) any material development in any Proceeding that, in any case:

                         (x) if adversely determined, has a reasonable
               possibility, after giving effect to the coverage and policy limits of insurance policies issued to Company and its Subsidiaries, of giving rise to a Material Adverse Effect; or

                         (y) seeks to enjoin or otherwise prevent the
               consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings


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         involving an alleged liability of, or claims against or affecting,
         Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Agents such other information as may be reasonably requested by Agents to enable Agents and their counsel to evaluate any of such Proceedings;

                  (x) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xi) ERISA NOTICES: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (xii) FINANCIAL PLANS: as soon as practicable and in any event no later than twenty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each quarter of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

                  (xiii) INSURANCE: as soon as practicable after any material change in insurance coverage maintained by Company and its Subsidiaries notice thereof to Collateral Agent specifying the changes and reasons therefore;

                  (xiv) GOVERNING BODY: with reasonable promptness, written notice of any change in the Governing Body of Company;

                  (xv) NEW SUBSIDIARIES: as soon as practicable after any Person becomes a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in SCHEDULE 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1 annexed hereto for all purposes of this Agreement); and

                  (xvi) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.


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          6.2     EXISTENCE, ETC.

                  Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; PROVIDED, HOWEVER that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

          6.3     PAYMENT OF TAXES AND CLAIMS; TAX .

                  A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

                  B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

          6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and loss or damage from casualty excepted all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                  B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and


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otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained
(i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Collateral Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Collateral Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Collateral Agent of any modification or cancellation of such policy.

                  C.  APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  (i) BUSINESS INTERRUPTION INSURANCE. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4A;

                  (ii) NET INSURANCE/CONDEMNATION PROCEEDS RECEIVED BY COMPANY. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default shall have occurred and be continuing, and so long as (I) the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) does not exceed $10,000,000, or (II), if such amount exceeds $10,000,000, Company or a Subsidiary is required to repair, restore or replace the asset so destroyed, damaged or taken pursuant to the terms of a lease relating to a Leasehold Property with respect to which the Net Insurance/Condemnation Proceeds were received, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4A (unless such aggregate amount of Net Insurance/Condemnation Proceeds not so applied is less than $500,000, in which case no prepayment shall be required) and (b) (I) if an Event of Default shall have occurred and be continuing or (II) except as provided in clause (a) (II) above the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) exceeds $10,000,000, Company shall apply an amount equal to


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          such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4A;

                  (iii) NET INSURANCE/CONDEMNATION PROCEEDS RECEIVED BY COLLATERAL AGENT. Upon receipt by Collateral Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Collateral Agent in respect of any covered loss exceeds $10,000,000, or if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Collateral Agent shall, and Company hereby authorizes Collateral Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4A, and (b) to the extent the foregoing clause (a) does not apply, Collateral Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds as specified in clause (ii) above.

          6.5     INSPECTION RIGHTS; LENDER MEETING.

                  A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours on any business day and as often as may reasonably be requested but not more than once per month.

                  B. LENDER MEETING. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

          6.6     COMPLIANCE WITH LAWS, ETC.

                  Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.


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          6.7     ENVIRONMENTAL MATTERS.

                  A. ENVIRONMENTAL DISCLOSURE. Company will deliver to Agents and Lenders:

                  (i) ENVIRONMENTAL AUDITS AND REPORTS. Within 30 days following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (ii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                  (iii) WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all material written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                  (iv) NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any


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

          material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

                  (v) POST CLOSING ENVIRONMENTAL REPORTS. Within 30 days of the Closing Date (or such additional number of days after the Closing Date as Agents shall specify upon request of Company), reports and other information (including a bring down of any report that was conducted more than one year from the Closing Date), in form, scope and substance satisfactory to Agents, regarding environmental matters relating to Company and its Subsidiaries and the Facilities, which reports shall include a Phase I environmental assessment for each of the Facilities listed in SCHEDULE 6.7 annexed hereto which (a) conforms to the ASTM Standard Practice for Environmental Site
          Assessments: Phase I Environmental Site Assessment Process, E 1527 and
          (b) is accompanied by an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in such Phase I environmental assessments as giving rise to an actual or potential violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, if any.

                  B. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

                  (i) REMEDIAL ACTIONS RELATING TO HAZARDOUS MATERIALS ACTIVITIES. Company shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim, where the removal, clean-up, abatement or violation could reasonably be expected to result in a Material Adverse Effect.

                  (ii) ACTIONS WITH RESPECT TO ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS AFTER THE CLOSING DATE.

                  A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Domestic Subsidiary of Company existing on the Closing Date that has not previously executed the Subsidiary Guaranty hereafter owns or acquires assets

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with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $100,000, or in the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1J) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Collateral Documents.

                  B. FOREIGN SUBSIDIARIES. (i) Within 30 days of the Closing Date (or such additional number of days after the Closing Date as Agents may specify upon request of Company) MSL SPV Spain, Inc., a wholly-owned Subsidiary of Company, shall execute and deliver a Foreign Pledge Agreement with respect to, and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1J) as shall be necessary to perfect a security interest for the benefit of Agents and Lenders in, 66% of the capital stock of its Subsidiary, Global Manufacturers' Services Valencia SA.

                  (ii) In the event that any Person becomes a Foreign Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and, if such Subsidiary is directly owned by Company or a Domestic Subsidiary, cause such Subsidiary to execute and deliver to Administrative Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1J) as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 66% of the capital stock of such Foreign Subsidiary.

                  C. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. In the event a Person becomes a Subsidiary after the Closing Date, Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organizational Documents, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization,


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

execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

          6.9     MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

                  From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "ADDITIONAL MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance and environmental reports that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property or that may be reasonably required by Agents and, if a Leasehold Property, a Landlord Consent and Estoppel with respect thereto and evidence that such Leasehold Property is a Recorded Leasehold Interest.

SECTION 7.        COMPANY'S NEGATIVE COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

          7.1     INDEBTEDNESS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company and its Domestic Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;


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

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases aggregating not in excess of $4,000,000 for the period from the Closing Date until December 31, 2000, PLUS for each Fiscal Year thereafter 20% of Proposed Capital Expenditures for such Fiscal Year;

                  (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; PROVIDED that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a PRO TANTO reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made, and (d) the aggregate principal amount of all Indebtedness of all Foreign Subsidiaries of Company to Company and its Domestic Subsidiaries shall not exceed the greater of (x) $75,000,000 or (y) 33-1/3% of the aggregate Commitments.

                  (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in SCHEDULE 7.1 annexed hereto;

                  (vi) Company may become and remain liable with respect to up to $150,000,000 principal amount of Subordinated Indebtedness, which Subordinated Indebtedness, (a) if it does not consist of Seller Notes, shall mature, be unsecured and have no mandatory payments of principal for at least seven years from the date of issue, shall be subordinated in right of payment to the Obligations (and any refinancing thereof) pursuant to subordination provisions that are standard in the marketplace for high yield publicly traded subordinated debt Securities at the time of issuance thereof and have terms and conditions reasonably satisfactory to Syndication Agent; and (b) if it does consist of Seller Notes, is subordinated in right of payment to the Obligations (and any refinancing thereof) on terms and conditions substantially as set forth in EXHIBIT XIII with such changes as are reasonably satisfactory to Syndication Agent and does not exceed $20,000,000 in aggregate principal amount outstanding at any time; PROVIDED, HOWEVER that no such Subordinated Indebtedness may be incurred if, after giving effect to the incurrence thereof, (x) any Event of Default or Potential Event of Default shall occur or be continuing, (y) the Senior Leverage Ratio is greater than 2.25:1.00 and (z) the Consolidated Leverage Ratio is greater than 3.00:1.00;

                  (vii) Foreign Subsidiaries of Company may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed (x) $1,500,000 with respect to any single Foreign Subsidiary and (y) $5,000,000 in the aggregate for all Foreign Subsidiaries at any time outstanding;

                  (viii) Company may become and remain liable with respect to Indebtedness of any Person assumed in connection with any acquisition of such Person permitted under


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

          subsection 7.3 if such Person becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and was not created in anticipation of such acquisition and PROVIDED further that such Indebtedness in the aggregate does not exceed $10,000,000 and any such Indebtedness that does not consist of Capital Leases in the aggregate does not exceed $3,000,000; and

                  (ix) Company and its Domestic Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, however, that no such Indebtedness may be incurred if, after giving effect to the incurrence thereof, any Event of Default or Potential Event of Default has occurred and is continuing.

          7.2     LIENS AND RELATED MATTERS.

                  A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice, except:

                  (i) Permitted Encumbrances;

                  (ii) Liens granted pursuant to the Collateral Documents;

                  (iii) Liens described in SCHEDULE 7.2 annexed hereto;

                  (iv) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

                  B. NO FURTHER NEGATIVE PLEDGES. Neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale.

                  C. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (a) as provided in this Agreement and (b) as may be provided in an executed agreement with respect to an Asset Sale.


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

         7.3      INVESTMENTS; ACQUISITIONS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or capital stock or other ownership interest of any Person, or any division or line of business of any Person except:

                  (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Subsidiaries may continue to own the Investments owned by them (a) as of the First Amendment Closing Date in any Subsidiaries of Company and (b) as described in SCHEDULE 7.3, and Company and its wholly-owned Subsidiaries may make and own additional equity Investments in their respective wholly-owned Domestic Subsidiaries;

                  (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                  (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                  (v) Company and its Domestic Subsidiaries may acquire assets (including Capital Stock (and including Capital Stock of Subsidiaries formed in connection with any such acquisition)) having a fair market value not in excess of $75,000,000 in any transaction or series of transactions and $150,000,000 in the aggregate MINUS the fair market value of all acquisitions made by Company or a Subsidiary pursuant to clause (vii) (including, in each case, any Indebtedness assumed, but excluding in each case the value of any Capital Stock of Company issued as consideration in any such transaction) and continue to own such assets after the acquisition thereof; PROVIDED that (w) the assets or Person so acquired shall be in the same line of business as Company and its Subsidiaries and located in the United States, (x) no Event of Default or Potential Event of Default shall exist and be continuing after giving effect to such acquisition, (y) Company shall deliver an Officer's Certificate to Agents on or prior to the date of acquisition demonstrating compliance with the provisions of subsection
          7.6 on a pro forma basis, giving effect to the acquisition (including EBITDA of the acquired Person or assets and any Indebtedness incurred to finance such acquisition) as of the first day of the most recent four-Fiscal Quarter period ended prior to date of acquisition and (z) Company shall, and shall cause its Domestic Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each such acquisition that results in a Person becoming a Subsidiary;

                  (vi) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $10,000,000;

                  (vii) Company and its Subsidiaries may acquire assets located outside the United States (including Capital Stock of Persons located outside of the United States)


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

          having a fair market value not in excess of $20,000,000 in any one transaction or series of transactions and $40,000,000 in the aggregate (including, in each case, any Indebtedness assumed, but excluding in each case the value of any capital stock of Company issued as consideration in any such transaction) and continue to own such assets after the acquisition thereof; PROVIDED that (a) the assets or Person so acquired shall be in the same line of business as Company and its Subsidiaries, (b) no Event of Default or Potential Event of Default shall exist and be continuing after giving effect to such acquisition, (c) Company shall deliver an Officer's Certificate to Agents on or prior to the date of acquisition demonstrating compliance with the provisions of subsection 7.6 on a pro forma basis, giving effect to the acquisition (including EBITDA of the acquired Person or assets and any Indebtedness incurred to finance such acquisition) as of the first day of the most recent four-Fiscal Quarter period ended prior to date of acquisition;

                  (viii) Company may acquire and hold obligations of one or more officers or other employees of Company or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Company's common stock, so long as no cash is actually advanced by Company or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

                  (ix) Company and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any Asset Sale permitted by subsection 7.7; and

                  (x) Company and its Subsidiaries may acquire and hold Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claim.

          7.4     CONTINGENT OBLIGATIONS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

                  (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with acquisitions or Asset Sales or other sales of assets;

                  (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of (A) the obligations of customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $1,000,000, (B) the obligations of suppliers and (C) obligations of Subsidiaries under operating leases;

                  (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1;

                  (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE
          7.4 annexed hereto;

                  (vii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Interest Rate Agreements and Currency Agreements that are Hedge Agreements or are otherwise entered into in the ordinary course of business and not for speculative purposes;

                  (viii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or any of its Subsidiaries or in connection with judgments that do not result in an Event of Default or Potential Event of Default; provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this subsection
          (ix) shall not at any time exceed $2,500,000; and

                  (ix) Company and its Domestic Subsidiaries may become and remain liable with respect to other Contingent Obligations; PROVIDED that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $2,500,000.

          7.5     RESTRICTED JUNIOR PAYMENTS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that Company or a subsidiary, if such subsidiary is the obligor of a Seller Note, may (i) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Seller Note, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such Seller Note, indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.12 and
(ii) Company may repurchase shares of, or options to purchase shares of, capital stock of Company from employees or former employees of Company or any Subsidiary, pursuant to the terms of the agreements (including employment agreements) or plans approved by the Governing Body of Company under which such individuals purchase or sell or are granted the option to purchase or sell shares of such capital stock in an amount not to exceed $1,000,000 in each Fiscal Year.

          7.6     FINANCIAL COVENANTS.

                  A. MINIMUM QUICK RATIO. Company shall not permit the ratio of
(i) the total assets of Company and its Subsidiaries on a consolidated basis that are classified as current assets in conformity with GAAP, EXCLUDING any amount classified as inventory in conformity with GAAP to (ii) the total liabilities of Company and its Subsidiaries on a consolidated basis that are classified as current liabilities in conformity with GAAP at any time on and after September 30, 2000 to be less than .75:1.00:

                  B. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending on the dates set forth below to be less than the correlative ratio indicated:

                                                             MINIMUM FIXED
                                                         CHARGE COVERAGE RATIO
                                                         ---------------------
            September 30, 2000                                   .90:1.00
            December 31, 2000                                    .90:1.00
            March 31, 2001                                      1.20:1.00
            June 30, 2001 and thereafter                        1.25:1.00

PROVIDED that for any four Fiscal Quarter-period in which the Acquisition occurs and any four Fiscal Quarter-period thereafter, Company shall not permit such ratio to be less than 1.25:1.00.

                  C. MAXIMUM CONSOLIDATED LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter to exceed 3.25:1.00.

                  D. MAXIMUM SENIOR LEVERAGE RATIO. Company shall not permit the Senior Leverage Ratio as of the last day of the most recently ended Fiscal Quarter to exceed 2.50:1.00.

                  E. MINIMUM CONSOLIDATED NET WORTH. Company shall not permit Consolidated Net Worth at any time to be less than: the sum of (i) $171,324,000,
(ii) 75% of Consolidated Net Income of Company and its Subsidiaries for each Fiscal Quarter for which financial statements are available commencing with the Fiscal Quarter ending on September 30, 2000 (for purposes of this calculation if Consolidated Net Income for a Fiscal Quarter is a negative number, Consolidated Net Income shall equal zero) and (iii) 75% of proceeds (net of costs and expenses associated therewith) of equity Securities issued by Company and its Subsidiaries after July 1, 2000.

         7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

                  Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

                  (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; PROVIDED that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

                  (ii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof determined in good faith by Company's Governing Body;

                  (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (iv) Company and its Subsidiaries may make Asset Sales; PROVIDED that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) no less than 90% thereof shall be paid in cash; (c) no Event of Default shall have occurred and be continuing; and (d) the proceeds of such Asset Sales shall be applied as required by subsection 2.4A(iii)(a) or subsection 2.4C;

                  (v) in order to resolve disputes that occur in the ordinary course of business, Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

                  (vi) Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries, in order to qualify members of the Governing Body of the Subsidiary if required by applicable law; and

                  (vii) Any Person may be merged with or into Company or any Subsidiary if the acquisition of the Capital Stock of such Person by Company or such Subsidiary would have been permitted pursuant to subsection 7.3; PROVIDED that (a) in the case of Company, Company shall be the continuing or surviving Person, (b) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of subsection 6.8 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving affect thereby.

          7.8     CONSOLIDATED CAPITAL EXPENDITURES.

                  Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year, in an aggregate amount in excess of the sum of the Proposed Capital Expenditures for that Fiscal Year and the amount of any Net Asset Sale Proceeds expended in that Fiscal Year to reinvest in equipment or other productive assets as specified in subsection 2.4A(iii)(a).

          7.9     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                  Except for the transactions described on SCHEDULE 7.9, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Governing Bodies of Company and its Subsidiaries.

         7.10     SALES AND LEASE-BACKS

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; PROVIDED that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease (a) with respect to equipment purchased by Company or a Subsidiary of Company within 60 days prior to entering into such Lease or (b) if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under subsection 7.1, assuming the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

         7.11     CONDUCT OF BUSINESS.

                  From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

         7.12     AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

                  Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

         7.13     FISCAL YEAR.

                  Company shall not change its Fiscal Year-end from December 31.

SECTION 8.        EVENTS OF DEFAULT

                  If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

          8.1     FAILURE TO MAKE PAYMENTS WHEN DUE.

                  Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

          8.2     DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of Company or any of its Subsidiaries to pay any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in either an individual or an aggregate principal amount of $750,000 or more, in each case beyond the end of any grace period provided therefor; or

                  (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above, but without duplication as to Indebtedness supported by a Contingent Obligation, or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

          8.3     BREACH OF CERTAIN COVENANTS.

                  Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 (as to existence of Company) or
Section 7 of this Agreement; or


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          8.4     BREACH OF WARRANTY.

                  Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

          8.5     OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 25 days after the earlier of (i) an Officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from any Agent or any Lender of such default; or

          8.6     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

                  (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 90 days unless dismissed, bonded or discharged; or

          8.7     VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or


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

                  (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

          8.8     JUDGMENTS AND ATTACHMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving either in any individual case or in the aggregate at any time an amount in excess of $750,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

          8.9     DISSOLUTION.

                  Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

          8.10    EMPLOYEE BENEFIT PLANS.

                  There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities on an accumulated benefit obligation basis based on actuarial assumptions used for purposes of preparing each such plan's most recent actuarial valuation), which exceeds $2,000,000; or

          8.11    CHANGE IN CONTROL.

                  A Change in Control shall have occurred; or

          8.12 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

                  At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Collateral Agent shall not have


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or shall cease to have a valid and perfected First Priority Lien in any
Collateral purported to be covered thereby, in each case for any reason other than the failure of any Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(ii).

                  Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

                  Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 11.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

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SECTION 9.        SYNDICATION AGENT AND ADMINISTRATIVE AGENT

          9.1     APPOINTMENT.

                  A. APPOINTMENT OF ADMINISTRATIVE AGENT AND SYNDICATION AGENT. BofA is hereby appointed Administrative Agent hereunder and under the other Loan Documents and DLJ is hereby appointed Syndication Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes each Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

          9.2     POWERS AND DUTIES; GENERAL IMMUNITY.

                  A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Agents to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agents by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. An Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon an Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of


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the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                  C. NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Company referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Potential Event of Default or Event of Default as may be requested by Requisite Lenders in accordance with this Agreement; PROVIDED, HOWEVER, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

                  D. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 11.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 11.6).

                  E. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to and generally


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engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

          9.3 INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                  Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

          9.4     RIGHT TO INDEMNITY.

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of each of them to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or and other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          9.5     SUCCESSOR AGENTS AND SWING LINE LENDER.

                  A. SUCCESSOR AGENTS. Each of Administrative Agent and Syndication Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent or Syndication Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agents and signed by Requisite Lenders; provided that Company may propose to Requisite Lenders the removal of Administrative Agent. Upon any such notice of resignation or any such removal, Company shall have the right to propose a successor Syndication Agent or Administrative Agent, as the case may be, subject to the approval of Requisite Lenders. If for any reason Requisite


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Lenders cannot agree on such successor Administrative Agent or successor
Syndication Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Syndication Agent or successor Administrative Agent. If for any reason Requisite Lenders cannot then agree on a successor Administrative Agent or a successor Syndication Agent, the resigning Administrative Agent or Syndication Agent shall have the right to designate a successor Administrative Agent or Syndication Agent, respectively, after consulting with Company. Upon the acceptance of any appointment as Administrative Agent or Syndication Agent, as the case may be, hereunder by a successor Administrative Agent or Syndication Agent, as the case may be, that successor Administrative Agent or Syndication Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Syndication Agent, as the case may be, and the retiring or removed Administrative Agent or Syndication Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a resigning Administrative Agent's notice of resignation, the resigning Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor Administrative Agent as provided for above. After any resigning or removed Administrative Agent's or Syndication Agent's resignation or removal hereunder as Administrative Agent or Syndication Agent, as the case may be, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Syndication Agent, as the case may be, under this Agreement.

                  B. SUCCESSOR SWING LINE LENDER. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of BofA or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of EXHIBIT V annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

                  C. SUCCESSOR ISSUING LENDER. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of BofA or its successor as Issuing Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Issuing Lender for all purposes hereunder.

          9.6     DUTIES OF OTHER AGENTS.

                  None of the Lenders identified in this Agreement as a Documentation Agent or Lead Arranger or Co-Arranger shall have any right, power, obligation, liability, responsibility or


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duty under this Agreement other than those applicable to all Lenders as such.
Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgements with respect to such Lenders as it makes with respect to Agents in subsection 9.3.

          9.7     ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of the Subsidiaries of Company, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 11.2) allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 11.2 hereof.

                  Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10.       COLLATERAL AGENT

          10.1    ACCEPTANCE OF AGENCY.

                  Collateral Agent, for itself and its respective successors, hereby accepts the agency created hereby upon the terms and conditions hereof. Collateral Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents. Lenders irrevocably authorize


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Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to Collateral Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which Company or any Subsidiary of Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Company or any Subsidiary of Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Company or such Subsidiary to be, renewed or extended; or (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full. Upon request by Collateral Agent at any time, Lenders will confirm in writing Collateral Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.1, provided that the absence of any such confirmation for whatever reason shall not affect Collateral Agent's rights under this Section 10. Notwithstanding the foregoing or any other provision of this Agreement, in the event that Collateral Agent is required to be designated or described as a trustee in connection with any Collateral Documents governed by the laws of a jurisdiction other than the United States or any State thereof, Collateral Agent shall have the obligations of the trustee only to the extent required by the express provisions of the Laws of any such jurisdiction other than the United States or any State thereof and not by implication and in any event, Collateral Agent shall not have any obligations hereunder as a trustee under the laws of the United States or any state thereof.

          10.2    DUTIES OF COLLATERAL AGENT.

                  (a) Subject to subsections 10.2(b) and (c), Collateral Agent hereby agrees that it shall, for the benefit of Lenders and Administrative Agent, enforce the security interests of Lenders in the Collateral (including without limitation any security interests which are held or registered in the name of BofA but as to which Collateral Agent acts as agent for Lenders hereunder) to the fullest extent provided under the Collateral Documents.

                  (b) Notwithstanding any other provision hereof Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and any Collateral Document, and no implied covenants or obligations shall be read into this Agreement or any such Collateral Document against Collateral Agent. Collateral Agent shall, subject to the provisions hereof, exercise the rights and powers vested in it by this Agreement and any Collateral Document, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of Requisite Lenders (except as to matters requiring the consent of all Lenders required by subsection 11.6).

                  (c) Except as herein otherwise expressly provided, Collateral Agent shall not be under any obligation to take any action that is discretionary with Collateral Agent under the provisions hereof or of any Collateral Document except upon the written request of Requisite Lenders.


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          10.3    EXCULPATORY PROVISIONS.

                  (a) Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein or in any of the Loan Documents, all of which are made solely by Company and its Subsidiaries. Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Company or its Subsidiaries thereto or as to the security afforded hereby or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Collateral Documents or any Obligations secured by the Collateral Documents (the "SECURED OBLIGATIONS"), and Collateral Agent shall incur no liability or responsibility in respect of any such matters. Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments, or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if Collateral Agent takes possession of any Collateral, Collateral Agent shall use reasonable care in the preservation of the Collateral in its possession.

                  (b) Collateral Agent shall not be required to ascertain or inquire as to the performance by Company or its Subsidiaries of any of the covenants or agreements contained herein or in any Collateral Document. Whenever it is necessary, or in the opinion of Collateral Agent advisable, for Collateral Agent to ascertain the amount of Secured Obligations, Collateral Agent may rely on certificates of Lenders as to such amounts.

                  (c) Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any Collateral Document if taking such action (i) would subject Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, unless Collateral Agent receives security or indemnity satisfactory to it against such tax, or (ii) would require Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

                  (d) Notwithstanding any other provision of this Agreement, Collateral Agent shall not be liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Collateral Document except for its own gross negligence or willful misconduct.

                  (e) Collateral Agent shall have the same rights with respect to any Secured Obligations held by it as any other holder of the Secured Obligations and may exercise such rights as though it were not Collateral Agent hereunder, as more fully provided in subsection 9.2D.

          10.4    DELEGATION OF DUTIES.

                  Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, who may include officers and employees of Company. Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.


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          10.5    RELIANCE BY COLLATERAL AGENT.

                  (a) Whenever in the administration of or the performance of its duties under this Agreement or any Collateral Document, Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established by Company in connection with Collateral Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Officer delivered to Collateral Agent, and such certificate shall be full warranty to Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of subsection 10.6.

                  (b) Collateral Agent may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Collateral Document. Collateral Agent shall have the right at any time to seek instructions concerning the administration of or the performance of its duties under this Agreement or under any Collateral Document from any court of competent jurisdiction.

                  (c) Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of gross negligence or willful misconduct, Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Collateral Agent and conforming to the requirements of this Agreement.

                  (d) Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in Collateral Agent by this Agreement and any Collateral Document at the request or direction of Requisite Lenders pursuant to this Agreement or otherwise, unless Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by Collateral Agent.

                  (e) Upon any application or demand by Company (except any such application or demand which is expressly permitted to be made orally) to Collateral Agent to take or permit any action under any of the provisions of this Agreement or any Collateral Document, Company shall furnish to Collateral Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement or in any Collateral Document relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, such additional document shall also be furnished.

          10.6    RESIGNATION AND REMOVAL OF COLLATERAL AGENT.

                  Collateral Agent may resign at any time upon 30 days' prior notice thereof to Company, Lenders and Agents. Collateral Agent may be removed at any time with or without


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cause by an instrument or concurrent instruments in writing delivered to
Collateral Agent and signed by Requisite Lenders; provided that Company may propose to Requisite Lenders the removal of the Collateral Agent. Upon any such notice of resignation of Collateral Agent or any such removal of Collateral Agent, Company shall have the right to propose a successor Collateral Agent, subject to the approval of Requisite Lenders. If for any reason Requisite Lenders cannot agree on such successor Collateral Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Collateral Agent. If for any reason Requisite Lenders cannot then agree on a successor Collateral Agent, the resigning Collateral Agent shall have the right to designate a successor Collateral Agent after consulting with Company. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent, and the resigning or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any resigning or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent, under this Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is 30 days following a resigning Collateral Agent's notice of resignation, the resigning Collateral Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as Requisite Lenders appoint a successor collateral agent as provided for above.

          10.7    MERGER OF COLLATERAL AGENT.

                  Any corporation into which Collateral Agent may be merged, or with which it may be consolidated or any corporation resulting from any merger or consolidation to which Collateral Agent shall be a party, shall be Collateral Agent under this Agreement and any Collateral Document without the execution or filing of any paper or any further act on the part of the parties hereto.

          10.8    CO-AGENT; SEPARATE AGENT; TRUSTEE.

                  (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on Collateral Agent of taxes by such jurisdiction not otherwise imposed on Collateral Agent, or Collateral Agent shall be advised by counsel satisfactory to it, that it is necessary or prudent in the interest of Lenders, or Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, Collateral Agent and Company shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by Collateral Agent and Company either to act as a separate agent (each a "separate agent"), as a co-agent (each a "co-agent") or as a trustee (each a "trustee") for the benefit of Collateral Agent and Lenders of all or any of the Collateral under this Agreement or under any Collateral Document, jointly with Collateral Agent originally named herein or therein or any successor to Collateral Agent, or to act as separate agent, co-agent or trustee of any of the Collateral. If Company shall not have joined in the execution of such instruments and agreements within ten days after it receives a written request from Collateral Agent to do so, or if an Event of Default has occurred and is continuing,


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Collateral Agent may act under the foregoing provisions of this subsection
10.8 without the concurrence of Company and execute and deliver such instruments and agreements on behalf of Company. Company each hereby appoints Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this subsection 10.8 in either of such contingencies.

                  (b) Every separate agent and every co-agent, other than any successor to Collateral Agent appointed pursuant to subsection 10.6, and each trustee, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon Collateral Agent hereunder and under the relevant Collateral Document shall be conferred or imposed and exercised or performed by Collateral Agent and any such separate agent, co-agent or trustee jointly, as shall be provided in the instrument appointing such separate agent, co-agent or trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate agent, co-agent or trustee;

                  (ii) No power given hereby or by the relevant Collateral Document, or which is provided herein or therein, may be exercised by any such separate agent, co-agent or trustee, or except jointly with, or with the consent in writing of, Collateral Agent, anything contained herein to the contrary notwithstanding;

                  (iii) No agent (including Collateral Agent), separate agent, co-agent or trustee hereunder shall be personally liable by reason of any act or omission of any other agent hereunder, co-agent or trustee hereunder; and

                  (iv) Company or a Subsidiary of Company, as applicable, and Collateral Agent, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate agent, co-agent or trustee and, in that case by any instrument in writing executed by them jointly, may appoint a successor to such separate agent, co-agent or trustee as the case may be, anything contained herein to the contrary notwithstanding. If Company or any such Subsidiary shall not have joined in the execution of any such instrument within ten days after it receives a written request from Collateral Agent to do so, or if an Event of Default has occurred and is continuing, Collateral Agent shall have the power to accept the resignation of or remove any such separate agent, co-agent or trustee and to appoint a successor without the concurrence of Company or any such Subsidiary, Company or a Subsidiary of Company each hereby appointing Collateral Agent as its agent and attorney to act for it in such connection in such contingency. If Collateral Agent shall have appointed a separate agent, co-agent or trustee as above provided, Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate agent, co-agent or trustee and the successor to any such separate agent, co-agent or trustee shall be appointed by Company,


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          or a Subsidiary of Company and Collateral Agent, or by Collateral
          Agent alone pursuant to this subsection 10.8.

          10.9    RELEASE OF COLLATERAL.

                  Upon the payment in full of all Obligations other than those referred to in subsection 11.9 of this Agreement, and any others that survive the payment of principal and interest on the Loans, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interests granted under the Collateral Documents shall terminate and all rights to the Collateral shall revert to the relevant Loan Party. Upon any such termination Collateral Agent will, at such Loan Party's expense, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination and such Loan Party shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms of the Loan Documents.

          10.10   JOINT CREDITORSHIP (FOR PURPOSES OF DUTCH LAW).

                  The parties hereto agree that Collateral Agent and Lenders shall be joint creditors of each of the Obligations and that accordingly Collateral Agent will have its own independent right to demand performance by Company of the Obligations; PROVIDED, that any amount due and payable under this Agreement by Company shall be reduced to the extent that such amount is paid to Collateral Agent. Any amount received by Collateral Agent pursuant to this subsection 10.10 shall be paid immediately to Administrative Agent for distribution pursuant to this Agreement.

SECTION 11.   MISCELLANEOUS

          11.1 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

                  A. GENERAL. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 11.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders. Subject to subsection 11.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person (other than a natural Person) in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that, except as provided in subsection 2.1A(ii) and subsection 11.5, no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 11.1B(ii); PROVIDED, FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment,


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transfer or participation of a corresponding interest in the Revolving Loan
Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and PROVIDED, FURTHER that, anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(ii) and subsection 11.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 11.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

                  B.  ASSIGNMENTS.

                  (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Affiliated Fund of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $3,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender or as may be consented to by Company and Agents) to any other Eligible Assignee, treating any two or more Affiliated Funds with the same investment advisor as a single Eligible Assignee, with the giving of notice to Company and with the consent of Company (unless an Event of Default has occurred and is continuing) and, with respect to all Lenders other than DLJ, Syndication Agent and Administrative Agent (which consent of Company, Syndication Agent and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $2,500 unless the assignor is DLJ, or assignee is an Affiliate or an Affiliated Fund of a Lender, in which case no fee shall be required) and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 11.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations


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          under this Agreement, such Lender shall cease to be a party hereto;
          PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is Issuing Lender such Lender shall continue to have all rights and obligations of Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). If any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of EXHIBIT IV OR EXHIBIT IV-A, annexed hereto, or as provided in the Increased Commitments Agreement, in the case of the Term Notes (other than the Term Notes evidencing the Acquisition Term Loans), as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, of the assignee and/or the assigning Lender.

                  (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 11.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent and Company pursuant to subsection 2.7B(iii)(a), Administrative Agent and Company shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 11.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 11.1B(ii).

                  C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the Revolving Loan Commitment Termination Date or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 11.4 and 11.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

                  D. PLEDGES AND ASSIGNMENTS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 11.1, any Lender may at any time assign and pledge all or any portion of its Loans and the other Obligations owed to such Lender, to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to any Federal Reserve Bank; PROVIDED that (i) no Lender shall


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be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 11.19.

                  F. AGREEMENTS OF LENDERS. Each Lender hereby agrees (i) that it is an Eligible Assignee described in the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 11.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

          11.2    EXPENSES.

                  Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay within five Business Days after demand (i) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;
(iii) the reasonable fees, expenses and disbursements of O'Melveny & Myers LLP, counsel to Agents in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Syndication Agent, counsel to Collateral Agent and of counsel providing any opinions that Syndication Agent, Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agents or their counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 6.9A; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Syndication Agent in connection with the syndication of the Commitments; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including


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allocated costs of internal counsel) and costs of settlement, incurred by
Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         11.3     INDEMNITY.

                  In addition to the payment of expenses pursuant to subsection 11.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or
(iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 11.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is


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permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         11.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Company and each other Loan Party against and on account of the obligations and liabilities of Company or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to each Agent and each Lender a security interest in all deposits and accounts maintained with such Agent or such Lender as security for the Obligations.

         11.5     RATABLE SHARING.

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent


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

of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 11.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

          11.6    AMENDMENTS AND WAIVERS.

                  No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender, (1) reduce the principal amount of any Loan, (2) increase the maximum aggregate amount of Letters of Credit, (3) postpone the maturity date of any Loan or the Revolving Loan Commitment Termination Date or change the provisions of subsection 2.10(c) relating to the maturity date or the prepayment schedule of the Term Loans, (4) postpone the date on which any interest or any fees are payable, (5) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder (including any change in the manner in which the Consolidated Leverage Ratio is calculated), (6) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (7) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date except as provided in Section 3, (8) change in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit, (9) change in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders", otherwise than to implement an increase in Commitments (i) pursuant to subsection 2.10 or
(ii) pursuant to an amendment hereto approved by Requisite Lenders, (10) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, all Revolving Lenders or all Term Loan Lenders, (11) increase the maximum duration of Interest Periods permitted hereunder, (12) release any Lien granted in favor of Collateral Agent with respect to a material portion of the Collateral or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, (13) change in any manner the provisions contained in subsection
8.1 or (14) change in any manner the provisions contained in this subsection 11.6, otherwise than to implement an increase in Commitments (i) pursuant to subsection 2.10 or (ii) pursuant to any amendment hereto approved by Requisite Lenders; PROVIDED, FURTHER, that if any matter described in the foregoing proviso relates only to a Revolving Loan, the approval of all Revolving Lenders shall be sufficient; if any matter described in the foregoing proviso relates only to a Tranche of Term Loans, the approval of all Term Loan Lenders having such exposure shall be sufficient; if any matter described in the foregoing proviso relates only to the role of Swing Line Lender, the approval of Swing Line Lender shall be sufficient; and if any matter described in the foregoing proviso relates only to the role of Issuing Lender, the approval of Issuing Lender shall be sufficient. Any increase in a Commitment of a Lender shall require approval by that Lender, but an increase in aggregate Commitments hereunder, otherwise than pursuant to subsection 2.10, shall require approval of


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

Requisite Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agents and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(ii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of Issuing Lender, (v) no amendment, modification, termination or waiver of any provision of Section 9 or Section 10 of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agents shall be effective without the written concurrence of Agents, and (vi) no amendment, modification, termination or waiver of any provision of subsection 2.4 that has the effect of changing any interim scheduled payments, voluntary or mandatory prepayments, or Commitment reductions applicable to any Class (the "AFFECTED CLASS") in a manner that disproportionately disadvantages such Class relative to the any other Class shall be effective without the written concurrence of Lenders of the Affected Class having or holding 50% or more of the Revolving Loan Exposure (if the Affected Class is the Revolving Lenders) or 50% or more of the Term Loan Exposure relating to any Tranche of Term Loans (if the Affected Class is the Term Loan Lenders having such exposure) (it being understood and agreed that any amendment, modification, termination or waiver of any such provision that only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment, or Commitment reduction from that set forth in subsection 2.4 with respect to one Class but not another Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage such other Class for purposes of this clause
(vi)). Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 11.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company. For purposes of this subsection 11.6, Syndication Agent, in coordination with Administrative Agent, shall have primary responsibility, together with Company, for the negotiation, preparation and documentation relating to any amendment, modification or waiver of this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this subsection.

          11.7    INDEPENDENCE OF COVENANTS.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.


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

          11.8    NOTICES.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth on SCHEDULE 11.8 or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

          11.9    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 11.2, 11.3, 11.4, 11.15, 11.17 and 11.18 and the agreements of
Lenders set forth in subsections 9.2C, 9.4, 11.5, 11.15 and 11.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

          11.10   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          11.11   MARSHALLING; PAYMENTS SET ASIDE.

                  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be


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

revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

          11.12   SEVERABILITY.

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          11.13   OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

          11.14   HEADINGS.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          11.15   APPLICABLE LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

          11.16   CONSTRUCTION OF AGREEMENT.

                  Each of the parties hereto acknowledges that it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, that it has had full and fair opportunity to review and revise the terms of this Agreement, and that this Agreement has been drafted jointly by all of the parties hereto. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.


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

          11.17   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH
          COURTS;

                  (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 11.8;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 11.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
          SECTION 5-1402 OR OTHERWISE.

          11.18   WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that


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

each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 11.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          11.19   CONFIDENTIALITY.

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make (a) disclosures to Affiliates and professional advisors of such Lender, (b) disclosures reasonably required by (i) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein, or (ii) any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors PROVIDED that such assignee, transferee, participant, contractual counterparty or professional advisor agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, or (c) disclosures required or requested by any Government Authority or representative thereof or pursuant to legal process and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

          11.20   COUNTERPARTS; EFFECTIVENESS.

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This

Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                  [Remainder of page intentionally left blank]

                                                                         9/20/00
                                                                           DRAFT


                                      FIRST

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER __, 2000

                                      AMONG

                        MANUFACTURERS' SERVICES LIMITED,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                           DLJ CAPITAL FUNDING, INC.,
                              AS SYNDICATION AGENT

                             BANK OF AMERICA, N.A.,
                    AS ADMINISTRATIVE AGENT, COLLATERAL AGENT
                               AND ISSUING LENDER

                    ABN AMRO BANK N.V. AND BARCLAYS BANK PLC,
                           AS CO-DOCUMENTATION AGENTS

                           DLJ CAPITAL FUNDING, INC.,
                                AS LEAD ARRANGER

                          BANC AMERICA SECURITIES LLC,
                                 AS CO-ARRANGER

                                TABLE OF CONTENTS


                                                                                                          PAGE NO.
                                                                                                          --------
Section 1.                 DEFINITIONS...........................................................................2

       1.1                 Certain Defined Terms.................................................................2

       1.2                 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                           Agreement............................................................................27

       1.3                 Other Definitional Provisions and Rules of Construction..............................28


Section 2.                 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...........................................28

       2.1                 Commitments; Making of Loans; the Register; Optional Notes...........................28

       2.2                 Interest on the Loans................................................................34

       2.3                 Fees.................................................................................38

       2.4                 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General
                           Provisions Regarding Payments; Application of Proceeds of Collateral and
                           Payments Under Subsidiary Guaranty...................................................39

       2.5                 Use of Proceeds......................................................................45

       2.6                 Special Provisions Governing LIBOR Loans.............................................46

       2.7                 Increased Costs; Taxes; Capital Adequacy.............................................48

       2.8                 Statement of Lenders; Obligation of Lenders and Issuing Lender to Mitigate...........51

       2.9                 Replacement of a Lender..............................................................52

       2.10                Increased Commitments; Term Loans; Additional Lenders................................53


Section 3.                 LETTERS OF CREDIT....................................................................54

       3.1                 Issuance of Letters of Credit and Lenders' Purchase of Participations Therein........54

       3.2                 Letter of Credit Fees................................................................58

       3.3                 Drawings and Reimbursement of Amounts Paid Under Letters of Credit...................58

       3.4                 Obligations Absolute.................................................................61

       3.5                 Indemnification; Nature of Issuing Lender's Duties...................................61

       3.6                 Applicability of ISP and UCP.........................................................62


                                         i


Section 4.                 CONDITIONS TO LOANS AND LETTERS OF CREDIT............................................63

       4.1                 Conditions to Initial Revolving Loans and Swing Line Loans...........................63

       4.2                 Conditions to All Loans..............................................................68

       4.3                 Conditions to Letters of Credit......................................................68

       4.4                 Conditions to the Acquisition Term Loans.............................................69


Section 5.                 COMPANY'S REPRESENTATIONS AND WARRANTIES.............................................70

       5.1                 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries........70

       5.2                 Authorization of Borrowing, etc......................................................71

       5.3                 Financial Condition..................................................................71

       5.4                 No Material Adverse Change; No Restricted Junior Payments............................72

       5.5                 Title to Properties; Liens; Real Property; Intellectual Property.....................72

       5.6                 Litigation; Adverse Facts............................................................73

       5.7                 Payment of Taxes.....................................................................73

       5.8                 Performance of Agreements; Materially Adverse Agreements.............................73

       5.9                 Governmental Regulation..............................................................73

       5.10                Securities Activities................................................................74

       5.11                Employee Benefit Plans...............................................................74

       5.12                Certain Fees.........................................................................75

       5.13                Environmental Protection.............................................................75

       5.14                Employee Matters.....................................................................76

       5.15                Solvency.............................................................................76

       5.16                Matters Relating to Collateral.......................................................76

       5.17                Disclosure...........................................................................77


Section 6.                 COMPANY'S AFFIRMATIVE COVENANTS......................................................77

       6.1                 Financial Statements and Other Reports...............................................77

       6.2                 Existence, etc.......................................................................82

       6.3                 Payment of Taxes and Claims; Tax.....................................................82

       6.4                 Maintenance of Properties; Insurance; Application of Net Insurance/
                           Condemnation Proceeds................................................................82

       6.5                 Inspection Rights; Lender Meeting....................................................84


                                         ii


       6.6                 Compliance with Laws, etc............................................................84

       6.7                 Environmental Matters................................................................85

       6.8                 Execution of Subsidiary Guaranty and Personal Property Collateral Documents
                           After the Closing Date...............................................................86

       6.9                 Matters Relating to Additional Real Property Collateral..............................88


Section 7.                 COMPANY'S NEGATIVE COVENANTS.........................................................88

       7.1                 Indebtedness.........................................................................88

       7.2                 Liens and Related Matters............................................................90

       7.3                 Investments; Acquisitions............................................................91

       7.4                 Contingent Obligations...............................................................92

       7.5                 Restricted Junior Payments...........................................................93

       7.6                 Financial Covenants..................................................................93

       7.7                 Restriction on Fundamental Changes; Asset Sales......................................94

       7.8                 Consolidated Capital Expenditures....................................................95

       7.9                 Transactions with Shareholders and Affiliates........................................95

       7.10                Sales and Lease-Backs................................................................96

       7.11                Conduct of Business..................................................................96

       7.12                Amendments of Documents Relating to Subordinated Indebtedness........................96

       7.13                Fiscal Year..........................................................................97


Section 8.                 EVENTS OF DEFAULT....................................................................97

       8.1                 Failure to Make Payments When Due....................................................97

       8.2                 Default in Other Agreements..........................................................97

       8.3                 Breach of Certain Covenants..........................................................97

       8.4                 Breach of Warranty...................................................................98

       8.5                 Other Defaults Under Loan Documents..................................................98

       8.6                 Involuntary Bankruptcy; Appointment of Receiver, etc.................................98

       8.7                 Voluntary Bankruptcy; Appointment of Receiver, etc...................................98

       8.8                 Judgments and Attachments............................................................99

       8.9                 Dissolution..........................................................................99

       8.10                Employee Benefit Plans...............................................................99

       8.11                Change in Control....................................................................99


                                         iii


       8.12                Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of
                           Obligations..........................................................................99


Section 9.                 SYNDICATION AGENT AND ADMINISTRATIVE AGENT..........................................101

       9.1                 Appointment.........................................................................101

       9.2                 Powers and Duties; General Immunity.................................................101

       9.3                 Independent Investigation by Lenders; No Responsibility For Appraisal of
                           Creditworthiness....................................................................103

       9.4                 Right to Indemnity..................................................................103

       9.5                 Successor Agents and Swing Line Lender..............................................103

       9.6                 Duties of Other Agents..............................................................104

       9.7                 Administrative Agent May File Proofs of Claim.......................................105


Section 10.                COLLATERAL AGENT....................................................................105

       10.1                Acceptance of Agency................................................................105

       10.2                Duties of Collateral Agent..........................................................106

       10.3                Exculpatory Provisions..............................................................107

       10.4                Delegation of Duties................................................................107

       10.5                Reliance by Collateral Agent........................................................108

       10.6                Resignation and Removal of Collateral Agent.........................................108

       10.7                Merger of Collateral Agent..........................................................109

       10.8                Co-Agent; Separate Agent; Trustee...................................................109

       10.9                Release of Collateral...............................................................111

       10.10               Joint Creditorship (for purposes of Dutch law)......................................111


Section 11.                MISCELLANEOUS.......................................................................111

       11.1                Successors and Assigns; Assignments and Participations in Loans and Letters of
                           Credit..............................................................................111

       11.2                Expenses............................................................................114

       11.3                Indemnity...........................................................................115

       11.4                Set-Off; Security Interest in Deposit Accounts......................................116

       11.5                Ratable Sharing.....................................................................116

       11.6                Amendments and Waivers..............................................................117

       11.7                Independence of Covenants...........................................................118


                                         iv


       11.8                Notices.............................................................................119

       11.9                Survival of Representations, Warranties and Agreements..............................119

       11.10               Failure or Indulgence Not Waiver; Remedies Cumulative...............................119

       11.11               Marshalling; Payments Set Aside.....................................................119

       11.12               Severability........................................................................120

       11.13               Obligations Several; Independent Nature of Lenders' Rights..........................120

       11.14               Headings............................................................................120

       11.15               Applicable Law......................................................................120

       11.16               Construction of Agreement...........................................................120

       11.17               Consent to Jurisdiction and Service of Process......................................121

       11.18               Waiver of Jury Trial................................................................121

       11.19               Confidentiality.....................................................................122

       11.20               Counterparts; Effectiveness.........................................................122


                                    EXHIBITS


                  I            FORM OF NOTICE OF BORROWING*

                  II           FORM OF NOTICE OF CONVERSION/CONTINUATION*

                  III          FORM OF REQUEST FOR ISSUANCE*

                  IV           FORM OF REVOLVING NOTE*

                  IV-A         FORM OF TERM NOTE (evidencing Acquisition Term Loans)

                  V            FORM OF SWING LINE NOTE*

                  VI           FORM OF COMPLIANCE CERTIFICATE

                  VII-A        FORM OF OPINION OF COMPANY COUNSEL*

                  VII-B        FORM OF OPINION OF GENERAL COUNSEL*

                  VIII         FORM OF OPINION OF O'MELVENY & MYERS LLP*

                  IX           FORM OF ASSIGNMENT AGREEMENT*

                  X            FORM OF SUBSIDIARY GUARANTY*

                  XI           FORM OF SECURITY AGREEMENT*

                  XII          FORM OF MORTGAGE*

                  XIII         FORM OF SELLER NOTE*


                  *See Exhibits to Original Credit Agreement

                                    SCHEDULES


                  2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES

                  4.1K     CLOSING DATE MORTGAGED PROPERTIES

                  5.1      SUBSIDIARIES OF COMPANY

                  5.5B     REAL PROPERTY

                  5.5C     INTELLECTUAL PROPERTY

                  5.6      LITIGATION

                  5.13     ENVIRONMENTAL MATTERS

                  6.7      POST CLOSING ENVIRONMENTAL REPORTS

                  7.1      CERTAIN EXISTING INDEBTEDNESS

                  7.2      CERTAIN EXISTING LIENS

                  7.3      CERTAIN EXISTING INVESTMENTS

                  7.4      CERTAIN EXISTING CONTINGENT OBLIGATIONS

                  7.9      TRANSACTIONS WITH AFFILIATES

                  11.8     NOTICE ADDRESSES
